Exhibit 10.7
301 East Evelyn Avenue
Mountain View, California 94039
SUBLEASE
Execution Date: April 19, 2007
     Reference is made to a certain Lease dated May 24, 2005 by and between SFERS REAL ESTATE CORP. U, as Landlord (“Landlord”) and Cytyc Surgical Products, as Tenant (“Sublandlord”), with respect to the entire interior of the building located at 301 East Evelyn Avenue, Mountain View, California (the “Premises”), a copy of which is attached hereto as Exhibit A (the “Lease”).
     WHEREAS, Concentric Medical, Inc. (“Subtenant”) desires to sublease the Premises;
     WHEREAS, Sublandlord is willing to sublease the Premises to Subtenant on the terms and conditions hereinafter set forth;
     NOW, THEREFORE, in consideration of the rents to be paid by Subtenant to Sublandlord and the full and complete performance of all terms, covenants, and conditions herein contained to be performed by Sublandlord and Subtenant, the parties hereto hereby agree as follows:
I.   SUBLEASE OF PREMISES
     Sublandlord hereby demises and subleases the Premises to Subtenant, and Subtenant hereby hires and takes the Premises from Sublandlord. This Sublease shall be upon all of the same terms and conditions of the Lease (and in that regard, all references to “Tenant”, “Landlord”, “Lease” and “Rent Commencement Date” in the Lease shall be deemed to mean “Subtenant”, “Sublandlord”, “Sublease” and the “Commencement Date” hereunder, respectively for the purposes of this Sublease and such terms are incorporated into this Sublease as if fully set forth herein, except that wherever there is a requirement to pay the costs and expenses of “Landlord,” Subtenant shall only be obligated to pay Sublandlord’s costs and expenses to the extent they exceed the costs and expenses incurred by Landlord (i.e. Subtenant shall not be required to pay costs and expense twice), and in the event of a conflict between the provisions of this Sublease and the Lease, as between Sublandlord and Subtenant, the provisions of this Sublease shall control).
II. DEFINITIONS
     All of the terms used in this Sublease shall have the same definitions as set forth in the Lease, except as herein set forth:
     Sublandlord: Cytyc Surgical Products, a California Corporation

     Subtenant: Concentric Medical, Inc., a Delaware Corporation
     Landlord: SFERS REAL ESTATE CORP. U, a Delaware Corporation
     Target Commencement Date: July 1, 2007
     Term: Commencement Date through Termination Date

Base Rent:	Term	Sq. Ft.	Rent/Monthly
	01-12 months	61,997	$61,997.00
	13-18 months	61,997	$75,016.37
	19-30 months	61,997	$92,995.50
	31-42 months	61,997	$94,855.41
	43-54 months	61,997	$96,715.32
	55 months - Termination Date	61,997	$98,575.23
     Termination Date: August 31, 2012
III. TERM
     A. The Term of this Sublease shall commence (the “Commencement Date”) on the later of the Target Commencement Date, or (unless waived by Subtenant in writing) the date on which Sublandlord delivers possession of the Premises to Subtenant in the condition required herein, and shall, subject to the provisions of this Sublease, terminate as of the Termination Date unless sooner terminated in accordance with the terms of this Sublease. This Sublease shall automatically terminate in the event of the termination of the Lease. Subtenant shall have no right to extend the term of this Sublease. If the Commencement Date has not occurred for any reason on or before July 31, 2007, at Subtenant’s election, the date Subtenant is otherwise obliged to commence payment of rent shall be delayed by one (1) day after the Commencement Date for each day that the Commencement Date is delayed beyond such date. If the Commencement Date has not occurred for any reason on or before September 15, 2007, then in addition to Subtenant’s other rights or remedies, Subtenant may terminate this Sublease by written notice to Sublandlord, whereupon any monies previously paid by Subtenant to Sublandlord shall be reimbursed to Subtenant.
     B. The last two sentences of Section 2.1 of the Lease shall have no applicability to this Sublease.

IV. USE, RESTRICTIONS ON USE AND CONDITION OF THE PREMISES
     A. Subtenant shall occupy the Premises solely for the uses as described in the Lease, including manufacturing use.
     B. Subtenant shall take the Premises “as-is”, in the condition in which the Premises are in as of the Commencement Date, without any obligation on the part of Sublandlord to prepare or construct the Premises for Subtenant’s occupancy. Notwithstanding the foregoing, (a) Sublandlord shall deliver possession of the Premises to Subtenant on the Target Commencement Date in vacant, broom clean condition, in the same condition as exists as of the date hereof and (b) Subtenant shall be given sufficient access at mutually convenient times prior to the Target Commencement Date to verify that the condition of the Premises is in sufficient working order for Subtenant’s required use. Subtenant hereby acknowledges that Sublandlord has made no representation or warranty to Subtenant as to the condition of the Premises, except that Sublandlord has maintained the general existing condition of the Premises since having entered a Letter of Intent to sublet the premises with Subtenant on February 20, 2007 (“LOI”).
Hazardous Materials shall be as described in the Lease. In addition, Sublandlord agrees to indemnify, defend, protect and hold harmless Subtenant from and against all claims, suits, judgments, losses, costs, personal injuries, liabilities, damages, and expenses of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Premises introduced by the Sublandlord. Subject to Landlord’s consent thereto, Sublandlord hereby consents to Subtenant’s use of Hazardous Materials as described in Exhibit C attached hereto. Prior to the Commencement Date, Sublandlord shall perform all closures of the Premises required by applicable law and provide copies of such closure reports to Subtenant.
V.  FURNITURE, FIXTURES AND EQUIPMENT
      In consideration of a purchase price of ten dollars ($10.00), which shall be payable by Subtenant on the Commencement Date, Sublandlord shall sell and convey to Subtenant certain furniture and equipment located on the Premises as set forth on Exhibit B attached hereto. In the event that Subtenant defaults beyond any cure period(s) on this Sublease and the Sublease is terminated as a result thereof, Sublandlord shall have the right, but not the obligation, at such time to purchase back the furniture and equipment from Subtenant. Subtenant shall have full responsibility for moving or removing all such furniture and equipment as of the termination (assuming Sublandlord has not exercised its re-purchase right) or expiration of this Sublease.
VI. PAYMENT OF RENT, TAXES AND EXPENSES
     A. Section 3.1 of the Lease shall have no applicability to the Sublease, and in lieu thereof, the following shall apply:

“Commencing as of the Commencement Date and continuing thereafter throughout the remainder of the Term of this Sublease, Subtenant agrees to pay to Sublandlord the monthly Base Rent in effect at the time. Such Base Rent shall be paid on or before the first day of each full calendar month during the Term, except the first month’s full rent shall be paid upon execution of this Sublease. Rent for any period during the Term which is less than a full month shall be a prorated portion of the monthly amount due, based upon the number of days in such month. Said rent shall be paid to Sublandlord, without deduction (except as may be permitted pursuant to the terms of the Lease) or offset and without notice or demand, at the payment address provided below.”
     B. All rent payable under this Sublease shall, unless Sublandlord otherwise directs Subtenant in writing, be paid by Subtenant to Sublandlord at the following address:
Cytyc Surgical Products
250 Campus Drive
Marlborough, MA 01752
Attn: Chief Financial Officer
     C. This Sublease is a triple net lease. The Subtenant is responsible for all expenses and taxes associated with leasing the Premises as provided in the Lease, as incorporated herein. Notwithstanding the foregoing, Subtenant shall be entitled to all credits, if any, given by Landlord to Sublandlord for Sublandlord’s overpayment of such amounts as to corresponding amounts paid by Subtenant.
     D. Subtenant shall have the right to pay all rent and other sums owing by Subtenant to Sublandlord hereunder for those items which also are owed by Sublandlord to Landlord under the Lease directly to Landlord if Sublandlord has failed to make any payment required to be made by Sublandlord to Landlord under the Lease. Subtenant shall provide to Sublandlord concurrently with any payment to Landlord reasonable evidence of such payment.
VII. SECURITY DEPOSIT
     A. Subtenant shall provide a Security Deposit to Sublandlord in the amount of Five Hundred Twenty-Two Thousand, One Hundred Sixty-Five Dollars ($522,165), which shall be held in the form of cash or a letter of credit. In the event that Subtenant completes an initial public offering during the Term, then Sublandlord agrees to reduce the amount of the Security Deposit promptly to Two Hundred Sixty-One Thousand, Eighty-Two Hundred Dollars ($261,082).
     B. Except as modified above, the Security Deposit shall in all respects be governed by the terms specified in the Lease, as incorporated herein.

VIII. SUBTENANT ALTERATIONS; SIGNS
     A. Subtenant shall not make any alteration, installation, removal, addition or improvement to the Premises, and Subtenant shall have no right to install any signage in the Premises or the Building except as provided in the Lease, as incorporated herein. Subject to Landlord’s consent thereto, Sublandlord hereby approves of Subtenant’s construction of improvements as set forth in Exhibit D attached hereto and of Subtenant’s use of Hollander Smith as its contractor. Subtenant shall be entitled to surrender such alterations upon the termination of this Sublease. So long as this Sublease does not terminate early due to Subtenant’s default, Sublandlord shall not require any alterations made by Subtenant to be restored upon the termination of this Sublease unless Landlord so requires. Subtenant shall have the right to install its company name and logo in all of the locations where Sublandlord’s signs are currently located. Sublandlord shall remove its signs prior to the Commencement Date.
     B. Exhibit B of the Lease shall have no applicability to this Sublease.
IX. INDEMNITY, SUBROGATION, AND LIABILITY INSURANCE
     A. Subtenant’s indemnity, as set forth in Section 10 of the Lease, as incorporated herein, shall run in favor of the Sublandlord and the Landlord and each of their “Entities”, as such term is utilized in. Notwithstanding anything to the contrary herein, Sublandlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Subtenant from, all damages, liabilities, losses, claims, attorneys’ fees, costs and expenses to the extent arising from the negligence or willful misconduct of Sublandlord or its agents, contractors, licensees or invitees or a breach of Sublandlord’s obligations or representations under this Sublease or the Lease.
     B. The liability insurance which Subtenant is required to carry pursuant to Section 11 of the Lease, as incorporated herein, shall insure both Sublandlord and Landlord as additional insured parties.
     C. Notwithstanding anything in this Sublease to the contrary, Sublandlord and Subtenant hereby release each other and their respective agents, employees, successors, assignees and sublessees from all liability for damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under the Lease or this Sublease, or which would normally be covered by “all risk” property insurance, without regard to the negligence or willful misconduct of the person or entity so released; provided, that, the foregoing shall not release Subtenant from any liability owed to the Landlord.
X. SUBLEASE SUBJECT TO LEASE
     Subtenant acknowledges that, this Sublease is subject and subordinate in all respects to the Lease (including, without limitation, Landlord’s rights of access to the

     Premises and its right to terminate the Lease in the event of certain takings and casualties). Therefore:
     A. Subtenant agrees that it will not take any action which would constitute a default under the Lease, as applicable to this Sublease, and Subtenant agrees to indemnify, defend, and hold Sublandlord harmless from and against any and all liability, loss, cost, damage or expense, including reasonable attorneys fees, arising out of or in connection with any act or failure on the part of Subtenant which constitutes a default under this Sublease or under the Lease.
     B. Wherever Sublandlord’s consent is required under this Sublease, the consent of Landlord shall also be required. Whenever this Sublease requires an approval, consent, designation, determination or judgment by either Sublandlord or Subtenant, such approval, consent, designation, determination or judgment shall not be unreasonably withheld or delayed; provided, however, it is understood and agreed that Sublandlord shall not be deemed to be unreasonable in withholding its consent if Landlord has not granted its consent.
Subtenant acknowledges and agrees that Sublandlord shall have no obligation to provide any services to the Premises, to perform any maintenance of or repairs to the Premises or the Building, or to perform any similar obligation which is required to be performed by Landlord under the Lease. Notwithstanding anything in this Sublease to the contrary, to the extent necessary to maintain the Lease in effect, Sublandlord shall fully perform all of its obligations under the Lease to the extent Subtenant has not expressly agreed to perform such obligations under this Sublease. Sublandlord shall not terminate or take any actions giving rise to a termination right under the Lease, amend or waive any provisions under the Lease or make any elections, exercise any right or remedy or give any consent or approval under the Lease without, in each instance, Subtenant’s prior written consent which shall not be unreasonably withheld or delayed. Sublandlord represents that it has not made any alterations or improvements to the Premises except as described in Exhibit E attached hereto.
     C. Subtenant acknowledges and agrees that Sublandlord shall have no liability or obligation to Subtenant based upon any act or omission of Landlord or the agents, employees, or contractors of Landlord. Without limiting the foregoing, Sublandlord shall have no liability to Subtenant, and Subtenant’s obligation to pay rent due under this Sublease shall not be reduced or abated, in the event that Landlord fails to provide any service, to perform any maintenance or repairs, or to perform any other obligation which Landlord is required to provide or to perform pursuant to the Lease; provided however, that if Sublandlord’s obligation to pay rent under the Lease is abated, with respect to the Premises, pursuant to the express provisions of the Lease, in respect of any period of time, Subtenant’s obligation to pay rent to Sublandlord shall be abated in the same proportion as Sublandlord’s obligation to pay rent to Landlord in respect of the Premises is abated in respect of such period of time. Notwithstanding the foregoing, the parties contemplate that Landlord will, in fact, perform its obligations under the Lease and in the event of any default or failure of performance by Landlord, Sublandlord agrees that it will, upon notice from Subtenant, make demand upon Landlord to perform its obligations under the Lease, and if Subtenant agrees to pay all costs and expenses of Sublandlord (to be shared by Sublandlord pro rata if Landlord’s default adversely affects Sublandlord), and provides Sublandlord with security for that payment reasonably satisfactory to Sublandlord, Sublandlord will take appropriate legal action to enforce the Lease.
     D. Sublandlord represents that: (i) the Lease is in full force and effect; (ii) to the best of Sublandlord’s knowledge there exists under the Lease no default or event of default by either Landlord or Sublandlord, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default; (iii) the copy of the Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease; and (iv) the Premises consist of only the interior of the Building and Landlord, rather than Sublandlord, is responsible for maintaining the roof of the Premises.
XI. NOTICES
     Unless at least five (5) days’ prior written notice is given in the manner set forth in Section 27 of the Lease, any notices required or permitted to be sent under this Sublease shall be sent to the following addresses in a method prescribed in Section 27 of the Lease, or such other addresses as either party may advise the other:
     To Sublandlord:
Cytyc Surgical Products
250 Campus Drive
Marlborough, MA 01752
Attn: Chief Financial Officer
cc: General Counsel
     To Subtenant:
Before the Commencement Date:
Concentric Medical, Inc.
1380 Shorebird Way
Mountain View, CA 94043
Attn: Legal Department
After the Commencement Date:
Concentric Medical, Inc.
The Premises
Attn: Legal Department

XII. BROKER
     Subtenant and Sublandlord acknowledge that Cornish & Carey Commercial has represented the Subtenant in the transaction memorialized by this Sublease and T3 Advisors has represented the Sublandlord. Sublandlord shall pay to the procuring broker a fee equal to seven and a half percent (7 1/2%) of the total rent due under this Sublease in two installments upon the following conditions: Half of the fee payable on the approval by the landlord of the final executed Sublease and half upon commencement of the Sublease.
XIII. ASSIGNMENT AND SUBLETTING
     Subtenant’s right to assign its interest in this Sublease or to further sublease the Premises shall be governed in accordance with Section 9 of the Lease, as incorporated herein, and shall be subject to the consent of the Landlord and the Sublandlord which shall be obtained in accordance with the terms of Section 9.1 of the Lease, as incorporated herein.
XIV. TIME PERIODS
     Recognizing that the relationship between Sublandlord and Subtenant is a sublease and that, in the event of an action required or failed to be taken by Subtenant hereunder may place Sublandlord in default of its obligations under the Lease, the parties hereby agree that Subtenant shall have a shorter period of time to cure its defaults and to exercise its rights under the Sublease than Sublandlord has under the Lease. Therefore, and without limiting the foregoing, the following time periods shall be applicable under this Sublease.
1)	Monetary Default: Replace the ten (10) day period in Section 18.1.1 with a five (5) business day period.

2)	Non-Monetary Default: Replace the thirty (30) day periods in Section 18.1.2 of the Lease with twenty (20) day periods, and replace the ninety (90) day period in Section 18.1.2 of the Lease with a eight (80) day period.
XV. OTHER INAPPLICABLE LEASE PROVISIONS
     In addition to any sections noted above as being inapplicable to the Sublease, the following additional provisions of the Lease shall have no applicability to this Sublease:
1)	The References Pages except: Building, Project, Premises, Premises Address, Project Rentable Area, Premises Rentable Area, Use, Tenant’s Proportionate Share, Parking and Assignment/Subletting Fee

2)	References to the Initial Alterations, the Guaranty and Guarantor

3)	Sections 2 (the first sentence), 27, 39 and 41.14 (the first sentence)

4)	Exhibit C

5)	Exhibit D

6)	Exhibit E
References in the following provisions of the Lease to “Landlord” shall mean Landlord as defined in the Lease and not Sublandlord: Sections 1.3, 4.1-4.4, 6.2 (the last sentence), 16, 17.1 (third sentence only), 22, 23, 42, 43 and 45 (first sentence only).
XVI. CONSENT OF LANDLORD
     The parties hereby acknowledge and agree that this Sublease shall not be effective unless and until the parties have obtained the written consent of the Landlord in a form reasonably satisfactory to Subtenant, including Landlord’s consent to Subtenant’s use of the Premises, use of Hazardous Materials, signage and alterations to the Premises as described in Sections IV(A), IV(C) and VIII, and a release and waiver of subrogation as provided in Section 12 of the Lease. If Sublandlord fails to obtain Landlord’s consent within sixty (60) days after execution of this Sublease by Sublandlord, then Subtenant may terminate this Sublease by giving Sublandlord written notice thereof, and Sublandlord shall return to Subtenant all money paid by Subtenant to Sublandlord pursuant this Sublease.
XVII. SURRENDER
     Subject to Section VIII, Subtenant’s obligations with respect to the surrender of the Premises shall be fulfilled if Subtenant complies with the terms of surrender as provided in the Lease. Notwithstanding anything to the contrary in the Lease, Subtenant shall not have any obligation to remove any alterations or improvements existing on the premises as of the Commencement Date.
XVIII. ASSIGNMENT OF RIGHT
     Sublandlord hereby assigns to Subtenant all warranties given and indemnities made by Landlord to Sublandlord under the Lease which would reduce Subtenant’s obligations hereunder, and shall cooperate with Subtenant, in such a manner as Subtenant may reasonably request and at Subtenant’s sole option and expense, to enforce all such warranties and indemnities.
XIX. SUBORDINATION
     Subordination shall be governed in accordance with Section 15 of the Lease. Sublandlord shall request a recognition agreement from Sumitomo Mitsui Banking Corporation as provided in Section 15 and Exhibit G of the Lease.

EXECUTED UNDER SEAL as of the date first above-written.

SUBLANDLORD:

CYTYC SURGICAL PRODUCTS

By:	/s/ Patrick J. Sullivan	Chairman and CEO

	(Name)	(Title)
Hereunto Duly Authorized

Date Signed: 4/24/07

SUBTENANT

CONCENTRIC MEDICAL, INC.

By:	/s/ Gary Curtis	President, CEO

	(Name)	(Title)
Hereunto Duly Authorized

Date Signed: April 19, 2007

Exhibit A
Lease dated May 24, 2005 by and between SFERS REAL ESTATE CORP. U, as
Landlord and Cytyc Surgical Products, as Tenant

Exhibit B
Schedule of Purchased Furniture and Equipment

CSP Sub-Lease Assets	March 8, 2007

Description of Item/Furn	Qty; Floor 1	Qty; Floor 2
Executive Desk/Bookcase/Lateral File/Chairs/Rd Tbl	1 set	5 sets
Conf. Rm# 100 Conf. Table/Chairs (Tbl 10'Lx4'W Oak)	1tbl/10chrs	N/A
Conf. Rm# 106 Conf. Table/Chairs (Tbl 8'Lx4'W Gray Formica)	1tbl/10chrs	N/A
Conf. Rm# 141 Conf. Table/Chairs (Tbl 42" Round walnut)	1tbl/4chrs	N/A
Conf. Rm# 206 Conf. Table/Chairs (Tbl 10'Lx4'W walnut)	N/A	1tbl/8chrs
Conf. Rm# 211 Conf. Table/Chairs (table 18'L x 6'W) (Chrs-Blck Leather)	N/A	1tbl/24chrs
Board Rm# 211 Audio/Visual Equipt(Ceiling proj/elec.screen/equipt.)	N/A	1 lot
Conf. Rm# 225 Conf. Table/Chairs (Tbl 8'Lx4'W walnut)	N/A	1tbl/8chrs
Conf. Rm# 230 Conf. Table/Chairs (Tbl 8'Lx42"W mahogany)	N/A	1tbl/4chrs
Conf. Rm# 235 Conf. Table/Chairs (Tbl 7'Lx4'W walnut)	N/A	1tbl/4chrs
Conf. Rm# 251 Conf. Table/Chairs (Tbl 10'Lx4'W walnut)	N/A	1tbl/10chrs
Conf. Rm# 261 Conf. Table/Chairs (Tbl 6'Lx3'W oak)	N/A	1tbl/6chrs
Training Rm# 271 Gray Folding Tables/Metal Folding Chairs	N/A	10T/90chrs
Training Rm# 271 Audio/Visual Equipt.(Ceiling proj/elec. screen/equipt.)	N/A	1 lot
Standard Office Suite Bookcase walnut (high grade)	8ea	18ea
Standard Office Suite L-Desk walnut (high grade)	8ea	15ea
Standard Office Suite Lateral File walnut (high grade)	7ea	24ea
Standard Office Suite Desk Chair (hi/low/fabric/leather)	20ea	30+ea
Lobby Suite Reception Desk/Credenza/Chairs (high grade)	1 set	1 set
Lobby Suite Guest Chairs/end tables (high grade)	8chr/4tbl	4 chrs
Lobby Suite Sofa Seating (modular w/coffee/end table)	N/A	1 set
Patio Furniture/Umbrella (Aluminum/Stainless Stl)(set=1tbl/6ch/1umb)	N/A	4 sets
Lunchroom Tables/Chairs (42"rd tbls/plstc.chars)	14tbls/80chrs	4tbl/16chr
Lunchroom Refrigerators	2 ea	3 ea
Lunchroom Microwaves/Toaster Ovens/Toasters (all 4 lunch rooms)	4M.3TO.2T	3M/3TO/3T
Lunchroom Storage 2-door cabinets (metal, 6'T, 3'W)	3	N/A
Compressor Room 2 Compressors/1 air dryer/1 air tank	1 set	N/A
Shipping/Rec/Stockroom Shelving	50 units	N/A
Misc Office Furniture (desks/chairs/bookcases (low-mid grade))	numerous	numerous
Misc Lab Tables/Chairs (mid-grade)	24tbl/15chr	N/A
Controlled Environment Room 2 Tier benches (high grade) (lab chairs)	21B/18chrs	N/A
Cubicles 8' x 8', w/surfaces/overhead cabinets/desk chair	25 sets	50 sets
Ship/Rec/Stockroom benches/stools etc.	1 lot	N/A

Exhibit C
Subtenant Hazardous Materials
Concentric Chemical Usage

Material	Hazard
Classification	Class	Chemical Name	Location	Qty	Container Type
FLAM	I-A	Acetone	Stores	0.5 gal	Glass bottle
FLAM	I-C	Desmodur	Stores	50 ml	Glass bottle
FLAM	I-C	Hydak G-23	Stores	2 gal	Glass bottle
FLAM	N/A	Acid Flux Neutralizer	Stores	0.5 gal	Plastic bottle
FLAM	I-A	IPA 70% Wipes	Stores	25 packs	Sealed package
FLAM	I-A	IPA 99%	Stores	3 gal	Plastic bottle
FLAM	I-C	EN Solv	Stores	1 gal	non flammable can
FLAM	I-C	PM Acetate	Stores	0.5 gal	Glass bottle
CORR	Class 3 oxidixer	Nitric Acid	Stores	500 ml	Glass bottle
CORR	Class 4 oxidixer	Hydrofluoric Acid	Stores	500 ml	Plastic bottle
CORR	Class 2 oxidixer	Nitional Flux	Stores	1 Lit	Plastic bottle
FLAM	I-A	Acetone	Cleanroom	0.5 gal	Glass bottle
FLAM	I-C	Desmodur	Cleanroom	50 ml	Glass bottle
FLAM	I-C	Hydak G-23	Cleanroom	.26 gal	Glass bottle
FLAM	N/A	Acid Flux Neutralizer	Cleanroom	0.5 gal	Plastic bottle
FLAM	I-A	IPA 70% Wipes	Cleanroom	10 packs	Sealed package
FLAM	I-A	IPA 99%	Cleanroom	1 gal	Plastic bottle
FLAM	I-C	EN Solv	Cleanroom	1 gal	non flammable can
FLAM	I-C	PM Acetate	Cleanroom	0.5 gal	Glass bottle
CORR	Class 2 oxidixer	NiTinol Flux	Cleanroom	250 ml	Plastic bottle
CORR	Class 3 oxidixer	Nitric Acid	Cleanroom	500 ml	Glass bottle
CORR	Class 4 oxidixer	Hydrofluoric Acid	Cleanroom	500 ml	Plastic bottle

Exhibit D
Subtenant Improvements

EXHIBIT E
Sublandlord Alterations
     •See Initial Alterations Plan attached hereto.
     •Installation of air conditioner unit to Server Room.

EXHIBIT E
EXHIBIT B — INITIAL ALTERATIONS
attached to and made a part of Lease bearing the
Lease Reference Date of May 24, 2005 between
SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord, and
CYTYC SURGICAL PRODUCTS, a California corporation, as Tenant

SCHEDULE B-1 – PLANS
attached to and made a part of Lease bearing the
Lease Reference Date of May 24, 2005 between
SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord, and
CYTYC SURGICAL PRODUCTS, a California corporation as Tenant

C Y T Y C	REC’d
4/25/2007
April 24, 2007
VIA OVERNIGHT FEDERAL EXPRESS
SFERS Real Estate Corp. U
1310 Tully Road
Suite 110
San Jose, CA 95122
Re:    Request for Consent to Sublease Premises at 301 East Evelyn Ave, Mountain View, CA
Dear Sir or Madam:
Pursuant to Section 9.1 of the Lease Agreement between SFERS Real Estate Corp. U (“Landlord”) and Cytyc Surgical Products (“Tenant”) dated as of May 24, 2005 (the “Lease”), Tenant hereby gives Landlord notice of its intent to sublet the Premises (as defined in the Lease) to Concentric Medical Inc., and respectfully requests Landlord’s consent to such subletting. Enclosed herewith is a fully executed copy of the proposed sublease between Tenant and Concentric Medical, Inc.
Please do not hesitate to contact me with any questions regarding the enclosed.
Best regards,

/s/ Anne M. Liddy
Anne Liddy
Corporate Counsel
Cytyc Corporation
Copies:
without enclosures:
Timothy Adams, Chief Financial Officer, Cytyc Corporation
Susan Reinstra, Esq., Wilson Sonsini Goodrich & Rosati
Roy Hirshland, T3 Advisors
James Morgensen, T3 Advisors
with enclosures:
Janet LaPerle, Senior Property Manager, RREEF
3000 Scott Blvd., Suite 101
Santa Clara, CA 95054
Tim Ridout, Vice President, Finance, Concentric Medical
1380 Shorebird Way
Mountain View, CA 94043
CYTYC CORPORATION
250 CAMPUS DRIVE, MARLBOROUGH, MA 01752
Tel: (508) 263-2900 · Fax: (508) 229-2795 · www.cytyc.com

Exhibit A
LEASE
SFERS REAL ESTATE CORP. U,
a Delaware corporation,
Landlord,
and
CYTYC SURGICAL PRODUCTS,
a California corporation,
Tenant

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TABLE OF CONTENTS
(continuation)

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 – SITE PLAN

EXHIBIT B – INITIAL ALTERATIONS

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

EXHIBIT D – RULES AND REGULATIONS

EXHIBIT E – FORM OF GUARANTY

EXHIBIT F – HAZARDOUS MATERIALS QUESTIONNAIRE

EXHIBIT G – FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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MULTI-TENANT INDUSTRIAL NET LEASE
REFERENCE PAGES

BUILDING:	301 East Evelyn Avenue Mountain View, California

PROJECT:	Mountain View Corporate Center

LANDLORD:	SFERS REAL ESTATE CORP. U, a Delaware corporation

PREMISES:	The entire interior of the Building.

LANDLORD’S ADDRESS:	1310 Tully Road, Suite 110
San Jose, California 95122

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	SFERS Real Estate Corp. U Dept. #44631 P.O. Box 44000 San Francisco, California 94144

LEASE REFERENCE DATE:	May 24, 2005

TENANT:	CYTYC SURGICAL PRODUCTS, a California corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	At the Premises

With a courtesy copy to:

Cytyc Corporation 250 Campus Drive Marlborough, Massachusetts 01752 Attn: General Counsel

(b) Prior to beginning of Term (if different):	Cytyc Corporation 1047 Elwell Court Palo Alto, California 9303 Attn: David Duka

With a courtesy copy to:

Cytyc Corporation 250 Campus Drive Marlborough, Massachusetts 01752 Attn: General Counsel

PREMISES ADDRESS:	301 East Evelyn Avenue Mountain View, California 94039

PROJECT RENTABLE AREA:	Approximately 266,088 rentable square feet

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PREMISES RENTABLE AREA:	Approximately 61,997 rentable square feet (for outline of Premises see Exhibit A attached hereto)

USE:	General office, research and development, engineering, laboratory and related ancillary legal uses.

RENT COMMENCEMENT DATE:	September 1, 2005, subject to extension pursuant to Section 4 of Exhibit B attached hereto.

COMMENCEMENT DATE:	The date that is two (2) business days after mutual execution and delivery of the Lease.

TERM OF LEASE:	Approximately eighty-four (84) months, beginning on the Rent Commencement Date and ending on the Termination Date. The period from the Rent Commencement Date to the last day of the same month is the “Rent Commencement Month.”

TERMINATION DATE:	The last day of the eighty-fourth (84th) full calendar month after the Rent Commencement Month (if the Rent Commencement Month is not a full calendar month), or from and including (if the Rent Commencement Month is a full calendar month), the Rent Commencement Month. By way of example, if the Rent Commencement Date is September 1, 2005, the Termination Date will be August 31, 2012.
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ANNUAL RENT and MONTHLY INSTALLMENT OF
RENT (Article 3):

					Monthly
Period		Rentable Square	Annual Rent Per		Installment of
from	through	Footage	Square Foot	Annual Rent	Rent

Rent Commencement Month	Month 6	30,000*	$11.40	$ 342,000.00	$28,500.00
Month 7	Month 12	45,000*	$11.40	$ 513,000.00	$42,750.00
Month 13	Month 24	61,997	$12.00	$ 743,964.00	$61,997.00
Month 25	Month 36	61,997	$12.60	$ 781,162.20	$65,096.85
Month 37	Month 48	61,997	$13.20	$ 818,360.40	$68,196.70
Month 49	Month 60	61,997	$14.40	$ 892,756.80	$74,396.40
Month 61	Month 72	61,997	$16.20	$ 1,004,351.40	$83,695.95
Month 73	Month 84	61,997	$16.80	$ 1,041,549.60	$86,795.80

*	The Premises shall be deemed to be (i) 30,000 rentable square feet during the first six (6) full calendar months following the Rent Commencement Date (the “Initial Reduced Monthly Installment of Rent Period”), and (ii) 45,000 rentable square feet for the six (6) full calendar months following the expiration of the Initial Reduced Monthly Installment of Rent Period (the “Second Reduced Monthly Installment of Rent Period”), solely for the purpose of calculating the Monthly Installment of Rent payable by Tenant for the Premises. The Initial Reduced Monthly Installment of Rent Period the Second Reduced Monthly Installment of Rent Period is collectively referred to herein as the “Reduced Monthly Installment of Rent Period”. Notwithstanding the foregoing, Tenant shall be in possession of the entire 61,997 rentable square feet of the Premises during the Reduced Monthly Installment of Rent Period and shall be responsible for all of its obligations and liabilities with respect to the entire Premises pursuant to the terms of the Lease during the Reduced Monthly Installment Rent Period, including without limitation, Tenant’s obligation to pay Tenant’s Proportionate Share of Expenses and Taxes for the entire Premises during such period.

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4):	$ 23,112.48

TENANT’S PROPORTIONATE SHARE:	23.30% of the Project 100% of the Building

PARKING:	4 parking spaces per 1,000 rentable square feet of the Premises for a total of 248 parking spaces.

SECURITY DEPOSIT:	$109,908.28

ASSIGNMENT/SUBLETTING FEE	$ 1,000.00

REAL ESTATE BROKER DUE COMMISSION:	Cornish & Carey Commercial, Inc.

TENANT’S SIC CODE:	3845
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GUARANTOR:	Concurrently with Tenant’s execution and delivery of this Lease, Tenant shall cause Cytyc Corporation, a Delaware corporation (“Guarantor”) to execute and deliver to Landlord a Guaranty in the form attached hereto as Exhibit E.
The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through G, all of which are made a part of this Lease.

LANDLORD:		TENANT:

SFERS REAL ESTATE CORP. U,		CYTYC SURGICAL PRODUCTS, a
a Delaware corporation		California corporation

By:	RREEF Management Company, a
Delaware corporation

By:	/s/ James H. Ida	By:	/s/ Patrick J. Sullivan

Name:	James H. Ida	Name:	Patrick J. Sullivan

Title:	Vice President, District Manager	Title:	President and CEO

Dated:	5/27/05	Dated:	May 25, 2005

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LEASE
     By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. Each floor of the Premises is depicted on the floor plan attached hereto as Exhibit A, and the Building and the Project are depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.
     1. USE AND RESTRICTIONS ON USE.
          1.1 The Premises are to be used solely for the purposes set forth on the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will in any way materially obstruct or interfere with the rights of other tenants or occupants of the Project or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations (collectively, “Laws”) applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of (unless Tenant pays for such increase), invalidate or prevent the procuring of any insurance obtained, or sought to be obtained, by Landlord protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. As of the date hereof, to Landlord’s actual knowledge, Landlord has not received written notice from any governmental agencies that the Building is in violation of any Laws. For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of James Ida, Vice President and District Manager of RREEF Management Company, a Delaware corporation, at the time of execution of the Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby. Landlord, at its sole cost and expense (except to the extent properly included in Expenses) shall be responsible for correcting any violations of Laws with respect to exterior portions of the Building and the exterior common areas of the Building and the Project; provided that Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Laws and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Laws. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any Laws relating to the specific nature of Tenant’s business in the Premises, the acts or omissions of Tenant or any of the Tenant Entities or any of their agents, employees or contractors, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant, including without limitation, the Initial Alterations (as defined in Exhibit B attached hereto) and any design or configuration of the Premises specifically requested by Tenant.
          1.2 Hazardous Materials.
               1.2.1 Except as provided in Article 41, Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time use, store, generate, treat, discharge, disperse, handle, manufacture, transport or dispose of (collectively, “Handle”) in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may Handle (i) products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes, and (ii) products containing Hazardous Materials to the extent approved or permitted pursuant to the provisions of Article 41 hereof; provided that Tenant shall always Handle any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.
               1.2.2 As of the date hereof, Landlord has not received written notice from any governmental agencies that the Building is in violation of any Environmental Laws. Further, to Landlord’s actual knowledge, there are no Hazardous Materials at the Building other than small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes and the Hazardous Materials described in the Reports (as defined in Section 41.14). For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of James Ida, District Manager of RREEF Management Company, a Delaware corporation, at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.
               1.2.3 Prior to Tenant (and at least ten (10) days prior to any assignee or any subtenant of Tenant) taking possession of any part of the Premises, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which Tenant intends to Handle on, under or about the Premises during the Term by executing and delivering to Landlord a “Hazardous Materials Questionnaire”, in the form attached hereto as Exhibit F (as updated and modified by Landlord, from time to time). Tenant’s disclosure obligations under this Section 1.2 shall include a requirement that, to the extent any information contained in a Hazardous Materials Questionnaire previously delivered by Tenant shall become inaccurate in any material respect, Tenant shall promptly deliver to Landlord a new updated Hazardous Materials Questionnaire. Landlord shall review and approve or disapprove Tenant’s use of the Hazardous Materials disclosed in Tenant’s completed Hazardous Materials Questionnaire within a reasonable time period following Landlord’s receipt thereof.
          1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Project as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces. Tenant acknowledges that the parking facilities may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the parking facilities, or if required by casualty, strike, condemnation, act of God, Laws or other reason beyond Landlord’s reasonable control. All parking spaces provided to Tenant pursuant to this Section shall be provided free of charge for the term of the Lease.
     2. TERM.
          2.1 The Term of this Lease shall begin on the date (“Commencement Date”) as shown on the Reference Pages as the “Commencement Date,” and shall terminate on the date (“Termination Date”) as shown on the Reference Pages as the “Termination Date”, unless sooner terminated by the provisions of this Lease. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Rent Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct. Except to the extent caused or exacerbated by Tenant, or any of Tenant’s related parties, agents, licensees, employees, invitees, customers or contractors, or as a result of the Initial Alterations (as defined in Exhibit B) or other modifications to the Premises by or on behalf of Tenant, as of the date Landlord delivers possession of the Premises to Tenant, the Building roof and the base Building electrical, heating, ventilation and air conditioning, mechanical and plumbing systems and fire sprinkler, fire alarm monitoring and smoke detector systems servicing the Premises shall be in good working condition and order. Tenant shall have sixty (60) days from the

Commencement Date in which to discover and to notify Landlord, in writing, which, if any, of the above stated base Building systems are not in good working order and satisfactory condition and repair and Landlord shall at its cost, except to the extent caused by acts and/or omissions of Tenant or any Tenant Entity, promptly effectuate the repair and correction thereof. In addition, subject to any delay caused by casualty, strike, condemnation, act of God, Laws or other reason beyond Landlord’s reasonable control, Landlord shall cause the installation of a new roof for the Building to be substantially completed on or before August 1, 2005.
     3. RENT.
          3.1 Commencing as of the Rent Commencement Date and continuing thereafter throughout the remainder of the Term of the Lease, Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction (except for any abatement or reduction of Monthly Installment of Rent pursuant to Section 19.9 and Articles 22 and 23) or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.
          3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment; provided, however, that the foregoing late charge shall not apply to (i) the first such late payment in any twelve (12) month period of the Term of this Lease or any extension thereto until following written notice to Tenant and the expiration of five (5) days thereafter without cure or (ii) the second such late payment in any twelve (12) month period of the Term (as the same may be extended) until the date that is five (5) days following the date that such unpaid rent or other payment is due. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.
     4. RENT ADJUSTMENTS.
          4.1 For the purpose of this Article 4, the following terms are defined as follows:
               4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.
               4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building and of the Project (including the amount of any credits which Landlord may grant to particular tenants of the Project in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: (i) water and sewer charges for the Building and for the common areas of the Project (the “Common Areas”); (ii) insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Project (inclusive of the Building) or any part thereof; (iii) utility costs, including, but not limited to, the cost of heat, light, power, steam, gas for the Project, inclusive of the Building; (iv) waste disposal for the Common Areas; (v) the cost of security and alarm services (including any central station signaling system) for the Common Areas; costs of cleaning, repairing, replacing and maintaining the Common Areas, including parking and landscaping; (vi) window cleaning costs for the Project, inclusive of the Building; (vi) labor costs for the Project; (viii) costs and expenses of managing the Project including management and/or administrative fees; (ix) air conditioning maintenance costs for the Building (subject to the limitations set forth in Section 7.2); (x) elevator maintenance fees and supplies for the Project, inclusive of the Building; (xi) material costs; (xii) equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; (xiii) purchase costs of equipment; (xiv) current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; (xv) wages and salaries; (xvi) employee benefits and payroll taxes; (xvii) accounting and legal fees; and (xviii) any sales, use or service taxes incurred in connection therewith. If Landlord incurs Expenses for the Building together with one or more other buildings within the Project, the shared costs and expenses shall be equitably prorated and apportioned between the Building and the other buildings within Project (and Tenant Proportionate Share of such Expenses is 23.3% as of the Commencement Date). In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building or the Project at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time.
     Expenses shall not include depreciation or amortization of the Building or the Project or equipment in the Building or the Project except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings, advertising costs, any costs to replace, repair or maintain the structural elements of the Premises (not including the roof membrane), or the cost of complying with any laws in effect (and as interpreted and enforced) on the Commencement Date except to the extent caused by acts and/or omissions of Tenant or any Tenant Entity, provided that if any portion of the Building or the Project that was in compliance with all applicable laws on the Commencement Date becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building or the Project into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof.
     The following are also excluded from Expenses:
     (a) interest, principal, points and fees on, and any other costs relating to, any debt instrument encumbering, or any other financing relating to, all or any portion of the Project, and depreciation;
     (b) ground lease rental;
     (c) costs for utilities, services and other benefits that are provided selectively to other tenants or occupants for their benefit and not provided to Tenant;
     (d) costs which are paid or reimbursed to Landlord by warranties or guarantees, insurers or governmental authorities, Tenant, other tenants or occupants or otherwise;
     (e) costs for leasing space in the Project, including brokers’ and other fees and commissions, attorneys’ fees, court costs and other legal expenses, space preparation costs, leasing inducements and concessions, and other costs incurred in connection with leasing of the Project or negotiations or disputes with past, present, future or prospective tenants or other occupants, or in defense of Landlord’s interest in or title to the Project;
     (f) damage and repairs caused by or necessitated by the gross negligence or willful misconduct of Landlord;
     (g) compensation, benefits and other costs of executives and employees above the grade of district manager;
     (h) interest, penalties or other costs arising out of Landlord’s failure to make timely payment and performance of its obligations;
     (i) reserves;
     (j) any costs, fines or penalties incurred due to violations by Landlord of any law, order, rule or regulations of any governmental authority which was in effect (and as enforced) as of the Commencement Date except where such costs, fines or penalties are incurred by Landlord for violations of any such law, order, rule or regulation that is ultimately determined to be invalid or inapplicable;
     (k) cost of correcting existing (as of the date of this Lease) violations of Title III of the Americans with Disabilities Act;
     (l) Sums paid to subsidiaries or other affiliates of Landlord for services on or to the Project and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

     (m) All items (including repairs) and services for which Tenant or other tenants pay directly to third parties or for which Tenant or other tenants reimburse Landlord (other than through Expenses); and
     (n) any costs or expenses relating to investigation, containment and/or remediation of Hazardous Materials that Tenant has not expressly agreed to incur herein.
               4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Project (inclusive of the Building) or the land appurtenant to the Project, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Project and used in connection with the operation of the Project and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all reasonable fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall be equitably prorated and apportioned between the Building and the other buildings within Project (and Tenant Proportionate Share of such Expenses is 23.3% as of the Commencement Date). In addition, Taxes shall not include any interest or penalties arising from late payment of Taxes by Landlord, except to the extent due to any action or inaction by Tenant hereunder and if such interest or penalties are the result of any action or inaction by Tenant, Tenant shall be responsible for either (a) any interest or penalties improved by the applicable governmental authority, or (b) the late charge payable by Tenant pursuant to Section 3.2, whichever is greater. Taxes shall not include any corporate franchise, or gift, capital levy, excise, estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28. If an assessment of Taxes is payable in installments, regardless of whether Landlord pays such amount in one lump sum or elects to pay in installments, Taxes shall include the amount of the installment and any interest due and payable over the time period of installments are paid or would have been paid had Landlord elected to pay such Taxes in installments. Landlord shall, within ten (10) days of Landlord’s receipt of written request from Tenant, from time to time, provide to Tenant copies of all tax bills on which Tenant’s obligation to pay Taxes are based.
          4.2 Commencing as of the Rent Commencement Date and continuing thereafter throughout the remainder of the Term of the Lease, Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year. Notwithstanding the lower square footages used to calculate Monthly Installment of Rent through the end of the first Rent Year, Tenant shall have possession of the entire 61,997 rentable square feet of the Premises from and after the Commencement Date, and Tenant’s Proportionate Share shall be calculated based on the entire 61,997 rentable square feet of the Premises.
          4.3 Landlord shall, on or before the date one hundred twenty (120) days after the end of each Lease Year during the Term of this Lease, deliver to Tenant a reasonably detailed annual statement certifying to Tenant the actual amount of Tenant’s Proportionate Share of Expenses and Taxes payable by Tenant in respect of such Lease Year. The annual statement of Expenses and Taxes shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a reasonable confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year or Base Year, the Project is not fully rented and occupied, Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Project, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Project been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.
          4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time (but no more than two (2) times with respect to any Lease Year) reasonably estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such

Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.
          4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:
               4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and
               4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments of Annual Rent and other charges to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash.
          4.6 If the Rent Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.
     5. SECURITY DEPOSIT.
          5.1 Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, after the giving of any applicable notice and the expiration of any applicable grace period, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within ten (10) business days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant is not in default at the termination of this Lease, Landlord shall return any unapplied balance of the Security Deposit to Tenant within forty-five (45) days after Tenant surrenders the Premises to Landlord in accordance with this Lease. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a reasonable estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit. Notwithstanding anything to the contrary contained herein or in Article 23 hereof, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.
          5.2 At Tenant’s option, the Security Deposit may be in the form of an Irrevocable Standby Letter of Credit (the “letter of credit”), in which event the following terms and conditions shall apply:
               5.2.1 The letter of credit shall be in favor of Landlord, shall be issued by a bank acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this paragraph and shall otherwise be in form reasonably acceptable to Landlord. The initial letter of credit shall have an expiration date no earlier than the date that is sixty (60) days following the Termination Date.
               5.2.2 The letter of credit or any replacement letter of credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than two months subsequent to the Termination Date (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the letter of credit by giving written notice to Landlord not less than forty-five (45) days prior to the expiration of the then current term of the letter of credit that it does not intend to renew the letter of credit. Tenant understands that the election by the issuing bank not to renew the letter of credit shall not, in any event, diminish the obligation of Tenant to deposit the Security Deposit or maintain such an irrevocable letter of credit in favor of Landlord through the LOC Expiration Date.

               5.2.3 Landlord, or its then managing agent, shall have the right from time to time to make one or more draws on the letter of credit at any time that Landlord has the right to use all or a part of the Security Deposit pursuant to this Article 5, and the proceeds may be applied as permitted under this Article 5. Funds may be drawn down on the letter of credit upon presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) certificate stating as follows:
“[Beneficiary] is entitled to the use of Applicant’s Security Deposit pursuant to that certain Lease dated as of                    , 2006, between                    , as Landlord, and                    , as Tenant, as amended from time to time.”
It is understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity).
               5.2.4 Tenant acknowledges and agrees (and the letter of credit shall so state) that the letter of credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement.
               5.2.5 In the event of a transfer of Landlord’s interest in the Premises, Landlord shall have the right to transfer the letter of credit to the transferee and Tenant shall take whatever action reasonably necessary to effectuate such transfer and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, provided that, any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Section with respect to the letter of credit either by contractual obligation, assumption agreement or by operation of law, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new landlord; Landlord or the new landlord pays all fees to the issuer necessary to evidence such transfer.
               5.2.6 Without limiting the generality of the foregoing, if the letter of credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the letter of credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring letter of credit or upon such other terms as may be reasonably acceptable to Landlord. However, if (a) the letter of credit is not timely renewed, or (b) a substitute letter of credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such letter of credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with this Article 5. Notwithstanding the foregoing, Landlord shall be entitled to be reimbursed by Tenant for reasonable attorneys’ fees incurred by Landlord in connection with the review of any proposed substitute letter of credit pursuant to this paragraph.
     6. ALTERATIONS.
          6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. However, Landlord’s consent shall not be required for any alterations, additions, or improvements that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the base Building systems or structure; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Article 6. When applying for any required consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations that are not Cosmetic Alterations and which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $10.00 per rentable square foot of that portion of the Premises affected by the alterations in question. Landlord shall respond to any request by Tenant for Landlord’s consent to a proposed alteration, addition or improvement for which Landlord’s consent is required hereunder, within ten (10) days following Landlord’s receipt of any plans and specifications and other information or items required pursuant to this Section with respect to such alteration, addition or improvement.
          6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense, subject to Tenant’s right to apply the Allowance toward the cost of the Initial Alterations, as both of such terms are defined in Exhibit B. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due thirty (30) days after Landlord’s demand; provided that no such construction management fee shall be payable with respect to the Initial Alterations described on Exhibit B hereto.
          6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, but not including surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens arising from such work. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4.
          6.4 Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed alteration or improvements contains the following statement in large, bold and capped font “PURSUANT TO SECTION 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any alterations or improvements, if it so does, Tenant shall also be notified whether or not Landlord will require that such alterations or improvements be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, except as otherwise set forth in Section 26.2, at the expiration or earlier termination of this Lease and otherwise in accordance with Article 26 hereof, Tenant shall be required to remove all alterations or improvements made to the Premises except for any such alterations or improvements which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant within ten (10) days after receipt of such notice whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject alterations or improvements.
     7. REPAIR.
          7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Sections 22 and 23 of this Lease and except that Landlord shall, throughout the Term of the Lease: (i) repair and maintain the structural portions of the roof, foundation and walls of the Building at Landlord’s cost, except to the extent caused by acts and/or omissions of Tenant or any Tenant Entity, and (ii) maintain the common areas of the Project (including, without limitation, the parking areas, sidewalks, other paved areas, and landscaped areas, and all utility lines serving the Building to the point of connection with the Building), all in good order, condition, and repair, at Landlord’s cost, subject to reimbursement under Article 4. In addition, Landlord shall patch and repave the paved areas of the Project, as necessary; Landlord shall keep the paved areas of the Project lit during night-time hours; and Landlord shall keep common areas of the Project clean and neat and in good order, condition and repair (including sweeping and restriping of parking areas, as necessary). By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.
          7.2 Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant (other than those which are to be maintained by Landlord pursuant to Section 7.1) in good condition, reasonable wear and tear, damage by casualty or taking excepted, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, reasonable wear and tear, loss by fire, other casualty and taking excepted (but not excepting any damage to glass). Subject to Section 12, Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder. Notwithstanding anything to the contrary contained herein and except to the extent caused by acts and/or omissions of Tenant or any Tenant Entity (as opposed to the mere use thereof by Tenant in accordance with this Lease) or as a result of casualty, to the extent Landlord is made aware and Landlord determines in its reasonable discretion that work to repair, maintain or replace components of any of the heating, ventilating and air conditioning units solely servicing the Premises (as opposed to the full replacement thereof) must be made, Landlord shall cause such work to be completed and all such costs and expenses incurred by Landlord in connection with such repairs, maintenance or replacement of components shall be payable to Landlord by Tenant within thirty (30) days of Landlord’s demand, provided that except to the extent caused by the acts and/or omissions of Tenant or any Tenant Entity (as opposed to the mere use thereof by Tenant in accordance with this Lease), Tenant shall not be required to pay more than Four Thousand Five Hundred Dollars ($4,500,00) per Lease Year (the “HVAC Repair Cap”) for such repair, maintenance or replacement of components (excluding the costs associated with the maintenance/service contract described in Section 7.4 below). Notwithstanding the foregoing and except to the extent caused by the acts or omissions of Tenant or any Tenant Entity (as opposed to the mere use thereof by Tenant in accordance with this Lease), to the extent Landlord is made aware and Landlord determines in its sole discretion that the full replacement (as opposed to repair) of the heating, ventilating and air conditioning unit exclusively servicing the Premises is necessary or otherwise prudent to perform, Landlord shall cause such work to be completed and Tenant shall pay the amortized portion of such expenditure in the manner described for capital expenses as set forth in Section 4.1.2 of this Lease during the Term and any extension thereof, and such amounts shall not be subject to the HVAC Repair Cap.
          7.3 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.
          7.4 Landlord shall, on behalf of Tenant, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment serving the Premises. All costs and expenses paid by Landlord in connection therewith shall be payable to Landlord by Tenant within thirty (30) days of Landlord’s demand.
     8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following written notice from Landlord, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord’s demand.
     9. ASSIGNMENT AND SUBLETTING.
          9.1 Subject to the terms and provisions of Section 9.8 below, Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, and if, pursuant to the provisions of this Section 9.1, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred eighty (180) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.
          9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Notwithstanding any assignment or subletting, permitted or otherwise, so long as the Guaranty (as defined in the Reference Pages) shall be in full force and effect, Guarantor (as defined in the Reference Pages) shall remain directly, primarily and fully responsible and liable for its obligations under the Guaranty. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.
          9.3 In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting of fifty percent (50%) or more of the square footage of the Premises or assignment other than one qualifying under Section 9.8 below, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. Notwithstanding the above, if Landlord would be entitled to terminate this Lease with respect to all or any portion of the Premises in connection with a proposed assignment or sublet, Tenant, prior to entering into a sublet or assignment, shall have the right to advise Landlord (the “Prior Notice”) of its intention to sublet the Premises or assign this Lease. In the Prior Notice, Tenant shall describe whether Tenant intends to assign its interest under the Lease or whether Tenant intends to sublease all or a portion of the Premises (and the portion of the Premises Tenant intends to sublease), and the expected effective date of the proposed assignment or sublease. Landlord, by providing notice within forty-five (45) days after receipt of the Prior Notice, shall have the right to terminate this Lease, effective as of the effective date set forth in the Prior Notice, with respect to the Premises, if Tenant intends to assign its interest under the Lease, or with respect to the space that Tenant intends to sublet if Tenant intends to sublease all or a portion of the Premises. If Landlord fails to exercise its right to terminate within forty-five (45) days after the Prior Notice, and if Tenant, within six (6) months after the expiration of the 45-day period, enters into the type of assignment or sublease described in its Prior Notice with respect to the portion of the Premises described in the Prior Notice, then Landlord shall not have the right to cancel and terminate this Lease with respect to such portion of the Premises in connection with such Transfer. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant. Without limiting the foregoing, no assignment or subletting by Tenant, permitted or otherwise, shall relieve Guarantor of any liability under the Guaranty.
          9.4 In the event that Tenant sublets, assigns or transfers this Lease other than in connection with a Permitted Transfer pursuant to Section 9.8, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time in connection with the portion of the Premises affected by such sublease, assignment or transfer. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value, as reasonably determined by Landlord. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

          9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any incurred default of Tenant for which written notice has been given to Tenant and any applicable grace period has lapsed, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Project (except as provided below); (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Project; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building, as reasonably determined by Landlord; (ii) violate any exclusive right granted to another tenant of the Project (and Landlord shall use commercially reasonable efforts to provide Tenant with notice of any such exclusive rights); (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements (unless such additions or modifications are of the nature described in the second to last sentence of Section 6.1 and Tenant performs such additions or modifications at its sole cost and expense in accordance with the terms of Article 6); or, (iv) involve a violation of Section 1.2. Notwithstanding the above, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Project if (A) Landlord does not have space available for lease in the Project that is comparable to the space Tenant desires to sublet or assign or (B) either Landlord notifies Tenant in writing, or the proposed subtenant or assignee, after negotiating in good faith with Landlord for at least sixty (60) days, notifies Landlord in writing, that Landlord and such proposed subtenant or assignee are unable to enter into an agreement for space in the Project and Tenant, within six (6) months following such notice, enters into an assignment or sublease of the space Tenant desires to sublet with such occupant of the Project. Landlord shall be deemed to have comparable space if it has, or will have, space available in the Project that is approximately the same size as the space Tenant desires to sublet or assign within six (6) months of the proposed commencement of the proposed sublease or assignment. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.
          9.6 Upon any request to assign or sublet which requires the consent of Landlord, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.
          9.7 Subject to the terms and provisions of Section 9.8 below, if Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment. Notwithstanding anything to the contrary contained in this Lease, the transfer of outstanding capital stock or other listed equity interests, or the purchase of outstanding capital stock or other listed equity interests, or the purchase of equity interests issued in an initial public offering of stock, by persons or parties other than “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, through the “over-the-counter” market or any recognized national or international securities exchange shall not be included in determining whether control has been transferred.
          9.8 So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 9, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase of a controlling interest, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in default under this Lease beyond any applicable cure period; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer (provided that, if prohibited by confidentiality in connection with a proposed purchase, merger, consolidation or reorganization, then Tenant shall give Landlord written notice within ten (10) days after the effective date of the proposed purchase, merger, consolidation or reorganization); (iv) with respect to a proposed Permitted

Transfer to an Affiliated Party, Tenant continues to have a net worth of not less than $75,000,000.00; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth of not less than $75,000,000.00 as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement, unless the assumption of Tenant’s obligations by Tenant’s successor is effected as a matter of law to the reasonable satisfaction of Landlord. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.
     10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the active negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the common areas of the Building to the extent that such injury or damage shall be caused by or arise from the gross negligence or willful misconduct of Landlord or any of Landlord’s agents or employees. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.
     11. INSURANCE.
          11.1 Tenant shall keep in force throughout the Term, (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may reasonably require from time to time (provided that Landlord shall not exercise its right to increase such coverage amounts more often than once during any consecutive three (3) year period of the Term), covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker’s Compensation Laws with limits at least as required by statute with Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease-each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.
          11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least ten (10) days prior to each renewal of said insurance.

          11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.
          11.4 Landlord shall keep in force throughout the Term (i) Commercial General Liability Insurance for the common areas of the Building with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, and (ii) All Risk or Special Form coverage insuring Landlord and the Building at 100% of replacement cost, and with such deductibles as Landlord determines from time to time in accordance with sound and reasonable risk management principles. The carrying of the insurance described herein shall in no way be interpreted as relieving Tenant of any responsibility or liability under this Lease. The cost of all such insurance is included in Expenses.
     12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.
     13. SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. If Tenant fails to pay any such charges prior to the time that the same are due without penalty to the utility company, and if Tenant fails to cure such failure within ten (10) days after Tenant receives written notice from Landlord that it intends to exercise its rights under this Section 13, any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. Any such charges paid by Landlord and assessed against Tenant shall be payable to Landlord within thirty (30) days of Landlord’s demand therefor and shall be additional rent hereunder. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building; provided that Landlord shall not unreasonably withhold its consent to a telecommunications provider if the telecommunication services affect only the Premises, any agreement between Tenant and such telecommunications provider is terminable at will (and which agreement Tenant hereby agrees to terminate if reasonably requested by Landlord). Landlord shall have no obligations to such telecommunications provider or any other party either in connection with Tenant’s agreement with such telecommunications provider or otherwise. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.
     14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4, prorated on a daily basis. In addition to the payment of the amounts provided above, if Tenant fails to vacate the Premises within fifteen (15) days after Landlord notifies Tenant that Landlord has entered into a lease for the Premises or has received a bona fide offer to lease the Premises, and that Landlord will be unable to deliver possession, or perform improvements, due to Tenant’s holdover, then Tenant shall be liable to Landlord for all damages that Landlord suffers from the holdover. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.
     15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

As of the date hereof, a lien encumbers Landlord’s interest in the Building in favor of Sumitomo Mitsui Banking Corporation. At Tenant’s cost, Landlord shall provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant in the form attached hereto as Exhibit G (the “SNDA”) within sixty (60) days following Tenant’s execution and delivery thereof to Landlord. Upon written request by Tenant, Landlord will use reasonable efforts to obtain at Tenant’s cost a non-disturbance, subordination and attornment agreement from a subsequent mortgagee on a commercially reasonable form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by such mortgagee, Landlord’s failure to obtain a non-disturbance, subordination and attainment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder,
     16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. The rules and regulations shall be generally applicable, and generally applied in a non-discriminatory manner to all tenants of the Project; however, Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Project of any such rules and regulations. In the event of conflict between the provisions of the Lease and the provisions of any rule or regulation, the provisions of the Lease shall control.
     17. REENTRY BY LANDLORD.
          17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or (within the last nine (9) months of the Term of the Lease) tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Notwithstanding the foregoing, except (i) to the extent entry is requested by Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice (either written or oral) before Landlord enters the Premises to perform any repairs therein and Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises, provided Tenant makes such employee available at the time Landlord or such other party desires to enter the Premises. Landlord shall have the right at any time to change the arrangement and/or locations of entrances or other public parts of the Project and to change the name, number or designation by which the Building and/or the Project is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. Notwithstanding the foregoing, except in emergency situations, as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises.
          17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within thirty (30) days of Landlord’s demand.
          17.3 Notwithstanding anything to the contrary set forth herein, the foregoing, Tenant, at its own expense, may provide its own locks to an area within the Premises (“Secured Area”). Tenant need not furnish Landlord with a key, but upon the Termination Date or earlier expiration or termination of Tenant’s right to possession, Tenant shall surrender all such keys to Landlord. If Landlord must gain access to a Secured Area in a non-emergency situation, Landlord shall contact Tenant, and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to have such access, Landlord shall comply with all reasonable security measures pertaining to the Secured Area. If Landlord determines in its sole discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secured Area, Tenant hereby authorizes Landlord to forcibly enter the Secured Area. In such event,

Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord.
     18. DEFAULT.
          18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:
               18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not heated as additional rent under this Lease, and such failure shall continue for a period of ten (10) days after Tenant receives written notice from Landlord that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within ten (10) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice. The notice required pursuant to this Section 18.1.1 shall replace rather than supplement any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute.
               18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a condition posing an imminent threat of injury to persons or damage to property) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.
               18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.
               18.1.4 Tenant or Guarantor shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.
               18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of entry thereof.
     19. REMEDIES.
          19.1 Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):
               19.1.1 Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:
                    19.1.1.1 The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

                    19.1.1.2 The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;
                    19.1.1.3 The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;
                    19.1.1.4 Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and
                    19.1.1.5 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.
The “Worth at the Time of Award” of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;
               19.1.2 Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or
               19.1.3 Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.
          19.2 The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.
          19.3 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.
          19.4 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default.
          19.5 This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.
          19.6 If more than three (3) Events of Default occur during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

          19.7 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant (without the filing of an action), Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.
          19.8 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within thirty (30) days of Landlord’s demand (which demand shall be accompanied by reasonable evidence of the costs so incurred) as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.
          19.9 If Landlord defaults in performing any of its non-structural repair and maintenance obligations to the Premises as expressly stated in this Lease and such default creates a risk of imminent injury to person or substantial property damage or unreasonably and materially interferes with Tenant’s ability to conduct its business at the Premises, and such default is not remedied by Landlord within thirty (30) days after Tenant shall have given Landlord written notice specifying such default, and in the case of any such default which cannot with due diligence and in good faith be cured within thirty (30) days, within such additional period, if any, as may be reasonably required to cure such default with due diligence and in good faith (it being intended that, in connection with any such default which is not susceptible of being cured with due diligence and in good faith within thirty (30) days, the time within which Landlord is required to cure such default shall be extended for such additional period as may be necessary for the curing thereof with due diligence and in good faith), then Tenant, without being obligated to do so, shall have the right, but not the obligation, to perform the nonstructural repair or maintenance obligation to the Premises which Landlord failed to perform. The full amount of the reasonable costs and expenses so incurred by Tenant (the “Reimbursable Costs”) shall be paid by Landlord to Tenant, within thirty (30) days after written demand therefore (provided that such written demand is accompanied by reasonable documented evidence of the Reimbursable Costs). In the event that Landlord fails to so reimburse Tenant, Tenant may offset from Tenant’s obligation to pay Annual Rent to Landlord an amount not to exceed twenty-five percent (25%) of the then-current Monthly Installment of Rent (the “Offset Amount”) and apply such Offset Amount to the unpaid balance of the Reimbursable Costs until such Reimbursable Costs are paid in full. Tenant shall give advance notice by telephone to the individual from time to time designated by Landlord to receive such notice of Tenant’s intention to exercise its rights under this Article in the case of an emergency.
     20. TENANT’S BANKRUPTCY OR INSOLVENCY.
          20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):
               20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:
                    20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

                    20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.
                    20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.
                    20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.
     21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants of the Project or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.
     22. CASUALTY
          22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within two hundred seventy (270) days from the date of damage, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.
          22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within two hundred seventy (270) days from the date of damage, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.
          22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be earned by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.
          22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for up to six (6) months for the amount of time Landlord is so delayed.
          22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twenty-four (24) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.
          22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.
          22.7 Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.
          22.8 Landlord will not be entitled to terminate this Lease solely because the casualty occurs during the last twenty-four (24) months of the Term if Tenant has an exercisable option to renew or extend the Term and Tenant, within ten (10) days after receipt of Landlord’s notice of termination, validly exercises such right (the time periods for exercise of the option to renew set forth in Section 39.1.1 shall not apply for purposes of this Section 22.8). The foregoing shall not prohibit Landlord from exercising its right to terminate for any of the other reasons set forth herein.
     23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term. Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.
     24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, provided that any successor pursuant to a voluntary third-party transfer (but not as a result of an involuntary transfer resulting for a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver the unapplied portion of said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

     25. ESTOPPEL CERTIFICATES. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that, to the best knowledge of Tenant, there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord; provided that Tenant may qualify its response to such other matters as being to its best knowledge. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant. Landlord shall, within ten (10) business days after receipt of a written request from Tenant, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by Tenant. Such estoppel certificate may include a certification as to the status of this Lease, Landlord’s then-current actual knowledge of the existence of any defaults hereunder and the amount of rent that is due and payable.
     26. SURRENDER OF PREMISES.
          26.1 Tenant shall offer to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the expiration or termination of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to participate in such joint inspections, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.
          26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only reasonable wear and tear, damage by fire, other casualty and taking. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at the time the Landlord gives its consent to Tenant to make Alterations (or at least ten (10) days prior to expiration of the Term if Tenant fails to comply with Section 6.4 in requesting consent for the Alterations), Tenant shall, at Tenant’s sole cost, remove any Alterations, including telecommunications and data lines and cabling, so designated by Landlord’s notice, and repair any damage caused by such removal, provided that Tenant shall not be required to remove any portion of the Initial Alterations shown on the Plans as of the date of this Lease, as such terms are defined in Exhibit B hereto, except that telecommunications and data lines and cabling must be removed in any event. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord; provided, however, if Tenant has a bona fide estimate from a contractor acceptable to Landlord for the removal and repair work which is less than the estimated amount stated in Landlord’s notice to Tenant for the same work, and such contractor agrees to provide equal pricing to Landlord, Landlord shall elect to either accept such lower amount from Tenant or shall require Tenant to remove the subject Alterations and Personalty, which removal shall be performed in accordance with the terms hereof.
          26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as reasonably estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.
     27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.
     28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.
     29. RELOCATION OF TENANT. [INTENTIONALLY OMITTED]
     30. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. Notwithstanding the foregoing, in the event that any remeasurement of the Premises pursuant to the Section results in a change in the rentable square footage of the Premises, there shall be no adjustment to the amount of Monthly Installment of Rent and Annual Rent payable by Tenant pursuant to this Lease during the initial Term of this Lease. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto.
     31. AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity, Tenant represents and warrants that (a) the entity has been and is qualified to do business in the state in which the Building is located, (b) the entity has full right and authority to enter into this Lease, and (c) all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease. Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder and that all persons signing this Lease on its behalf are authorized to do so.
     32. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request (which request shall not be made more than two (2) times in any period of twelve (12) months unless Tenant is then in default), Tenant shall deliver to

Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. At the request of Landlord from time to time, Tenant shall provide to Landlord Guarantor’s current financial statements or other information discussing financial worth of Guarantor as reasonably requested by Landlord.
     33. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.
     34. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.
     35. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.
     36. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.
     37. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.
     38. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident to such recording or registration.
     39. OPTION TO RENEW.
          39.1 Tenant shall, provided the Lease is in full force and effect and there is no Event of Default by Tenant under any of the terms and conditions of this Lease at the time of notification, have one (1) option to renew (the “Renewal Option”) this Lease for a term of five (5) years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:
               39.1.1 If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is three hundred sixty-five (365) days prior to the expiration of the Term of this Lease but no later than the date which is one hundred eighty (180) days prior to the expiration of the Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further right to extend or renew the Term of this Lease.
               39.1.2 The Annual Rent and Monthly Installment of Rent in effect at the expiration of the then current Term of this Lease shall be changed to reflect the Prevailing Market (as defined in Section 39.1.6) rate. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Article 39. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in the Prevailing Market rate between the time of notification and the commencement of the Renewal Term.
                    39.1.2.1 If Tenant and Landlord are unable to agree on a mutually acceptable rental rate for the Renewal Term not later than one hundred twenty (120) days prior to the expiration of the then current Term, then Landlord and Tenant, within five (5) days after such date, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not established by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each give notice to the other party selecting an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser who has not done business with either party and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in Mountain View, California, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).
                    39.1.2.2 Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, then the party which has appointed an appraiser shall give the other party written notice of such failure, and if the party who has not appointed an appraiser still has not appointed an appraiser within seven (7) days after its receipt of such reminder notice, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market rate within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e., the arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Premises. If the arbitrator believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.
                    39.1.2.3 If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Monthly Installments of Rent upon the terms and conditions in effect during the last month of the initial Term until such time as the Prevailing Market rate has been determined. Upon such determination, the Annual Rent and Monthly Installments of Rent for the Premises shall be retroactively adjusted to the commencement of such Renewal Term for the Premises.
               39.1.3 This Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant and any Permitted Transferee (as defined in Section 9.8 of this Lease) as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew; provided, however, that Tenant shall not lose the right to exercise the Renewal Option by reason of subleasing a portion of the Premises so long as, at the time of commencement of the Renewal Term, Tenant together with any Permitted Transferee is not then occupying in the aggregate less than 50% of the rental floor area of the Premises.
               39.1.4 When the Renewal Option is exercised (or if Tenant fails to properly exercise the Renewal Option), Tenant shall have no further right to extend the term of this Lease.
               39.1.5 For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under leases and renewal and expansion amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the Mountain View, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant, and may, if applicable, include parking charges. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

     40. SIGNAGE.
          40.1 Except as expressly set forth in this Section, no sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s sole discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice. Notwithstanding the foregoing, Tenant shall be entitled to one eyebrow sign to be located at a location on the building mutually acceptable to Landlord and Tenant (“Eyebrow Signage”), and for Landlord, at Tenant’s expense, to add Tenant’s name on the monument sign (“Monument Signage”). Such right to Eyebrow Signage and Monument Signage (collectively, “Building Signage”) is personal to Tenant and is subject to the following terms and conditions:
               40.1.1 Tenant shall submit plans and drawings for the Eyebrow Signage to the City of Mountain View and to any other public authorities having jurisdiction and shall obtain written approval from each such jurisdiction prior to installation, and shall fully comply with all applicable laws, rules, regulations, codes and ordinances.
               40.1.2 Tenant shall, at Tenant’s sole cost and expense (subject to Tenant’s right to apply the Allowance against such costs), design, construct and install the Eyebrow Signage. Landlord shall, at Tenant’s sole cost and expense (subject to Tenant’s right to apply the Allowance against such costs), design, construct and install the Monument Signage.
               40.1.3 The Building Signage shall be subject to Landlord’s prior written approval, which Landlord shall not be unreasonably withheld, condition or delayed.
               40.1.4 Tenant shall maintain the Eyebrow Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning and, if the Eyebrow Signage is illuminated, relamping at reasonable intervals. Tenant shall be responsible for any electrical energy used in connection with the Eyebrow Signage. Notwithstanding the foregoing, Tenant shall not be liable for any fee in connection with Tenant’s right to display the Building Signage in accordance with this Lease. At Landlord’s option, Tenant’s right to the Building Signage may be revoked and terminated upon occurrence of any of the following events:
                    40.1.4.1 Tenant together with any Permitted Transferee occupies in the aggregate less than 75% of the rentable square footage of the Premises.
                    40.1.4.2 This Lease shall terminate or otherwise no longer be in effect.
               40.1.5 Upon the expiration or earlier termination of this Lease or at such other time that Tenant’s signage rights are terminated pursuant to the terms hereof, if Tenant fails to remove its signage and repair the Building in accordance with the terms of this Lease, Landlord shall cause Tenant’s signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of Tenant’s signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord notwithstanding anything to the contrary contained in this Lease, Tenant shall pay all costs and expenses for such removal and restoration within thirty (30) days following delivery of an invoice therefor, and such obligation shall survive any termination of this Lease. The rights provided in this Section 40 shall be non-transferable (other than pursuant to a Permitted Transfer, as defined in Section 9.8 of this Lease) unless otherwise agreed by Landlord in writing in its sole discretion.
               40.1.6 Prior to fabrication and installation of tenant signs, scaled drawings must be provided to Landlord for approval, which approval shall not be unreasonably withheld, condition or delayed. Tenant is responsible for drawing, permit, manufacturing and installation and removal costs of its signs.
     41. HAZARDOUS MATERIALS.
          41.1 Tenant agrees that neither Tenant or any Tenant Entities shall Handle any Hazardous Materials on, under, or about the Premises (as such terms are defined in Article 1) without Landlord’s prior written consent (which consent shall not be unreasonably withheld as long as Tenant demonstrates and documents to Landlord’s reasonable satisfaction (i) that such Hazardous Materials (A) are necessary or useful to Tenant’s business; and (B) will be used, kept, and stored in compliance with all laws relating to any Hazardous Materials so brought or used or kept in or about the Premises; and (ii) that

Tenant will give all required notices concerning the presence in or on the Premises or the release of such Hazardous Materials from the Premises) provided that Tenant may Handle products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), provided further that Tenant shall Handle any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the environment.
          41.2 Tenant further agrees that Tenant will not permit any substance suspected of causing cancer or reproductive toxicity to come into contact with groundwater under the Premises. Any such substance coming into contact with groundwater shall be considered a Hazardous Material for purposes of this Article 41.
          41.3 Notwithstanding the provisions of Section 41.1, Tenant may Handle Hazardous Materials, limited to the types, amounts, and use identified in the Hazardous Materials Questionnaire attached as Exhibit F to this Lease. If no Hazardous Materials Questionnaire is attached to this Lease, then this Section 41.3 shall be of no force and effect. Tenant hereby certifies to Landlord that the information provided by Tenant pursuant to this Section is true, correct, and complete. Tenant covenants to comply with the use restrictions shown on the attached Hazardous Materials Questionnaire attached as Exhibit F to this Lease. Tenant’s business and operations, and more especially its handling, storage, use and disposal of Hazardous Materials shall at all times comply with all applicable laws pertaining to Hazardous Materials. Tenant shall secure and abide by all permits necessary for Tenant’s operations on the Premises. Tenant shall give or post all notices required by all applicable laws pertaining to Hazardous Materials. If Tenant shall at any time fail to comply with this Article, Tenant shall immediately notify Landlord in writing of such noncompliance.
          41.4 Tenant shall provide Landlord with a notice (the “Additional HM Notice”), including copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) and revised Hazardous Materials Questionnaire relating to any Hazardous Materials to be Handled at or on the Premises, at least thirty (30) days prior to the first Handling of such Hazardous Material on the Premises, except as provided in this Section 41.4 below. Landlord shall have ten (10) days following delivery of such Additional HM Notice to approve or forbid, in its reasonable discretion subject to the limitation contained in Section 41.1 above, such Handling of a Hazardous Material on the Premises. Notwithstanding the foregoing provisions of this Section 41.4 to the contrary, Landlord shall waive the foregoing requirement of thirty (30) days prior receipt of the Additional HM Notice for Handling of a particular Hazardous Material if Tenant complies with all of the following requirements: (i) Tenant makes a written request for expedited review either (x) by the earlier of (a) 24 hours or (b) 5:00 p.m. on the next business day, in either case, following the first Handling of such Hazardous Material on or about the Premises, or (y) prior to Handling of new or additional Hazardous Materials on or about the Premises by a proposed Affiliated Party in connection with a proposed Permitted Transfer (as such terms are defined in Section 9.8 of this Lease), any such written request to include a copy of the Material Safety Data Sheet and revised Hazardous Materials Questionnaire for such Hazardous Material; (ii) if Landlord does not approve such Hazardous Material, Landlord may require Tenant to promptly remove any such Hazardous Material from the Premises and to cease any Handling of such Hazardous Material at or on the Premises; and (iii) the waiver provided in this sentence shall be “personal” to Tenant and any Permitted Transferee and in no event will any assignee or sublessee be entitled to the aforesaid waiver, Landlord shall use commercially reasonable efforts to expedite approval of any such Hazardous Material. The reasonable cost of any outside environmental consultant or engineer, if reasonably needed by Landlord to review or to expedite its review of any proposed new Hazardous Material for use at or on the Premises, shall be reimbursed by Tenant within thirty (30) days of request by Landlord.
          41.5 Tenant shall not store hazardous wastes on the premises for more than ninety (90) days; “hazardous waste” has the meaning given it by the Resource Conservation and Recovery Act of 1976, as amended, Tenant shall not install any underground or above ground storage tanks on the Premises. Tenant shall not dispose of any Hazardous Material or solid waste on the Premises. In performing any alterations of the Premises permitted by the Lease, Tenant shall not install any Hazardous Material in the Premises without the specific prior written consent of Landlord in its sole discretion.
          41.6 Any increase in the premiums for necessary insurance on the Building or the property on which the Building is located (the “Property”) which arises from Tenant’s use and/or storage of Hazardous Materials shall be solely at Tenant’s expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction.
          41.7 If Landlord, in its sole discretion, believes that the Premises or the environment have become contaminated with Hazardous Materials that must be removed under the laws of the state where the Premises are located, in breach of the provisions of this Lease, and from time to time in any event, Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises, including without limitation the soil and groundwater under the Premises, for the purposes of analyzing the same to determine whether and to what extent the Premises or the environment have become so contaminated. In addition, Landlord may enter upon the Premises annually or more frequently if Landlord reasonably believes it necessary in order to conduct an environmental audit, and Tenant shall reasonably cooperate in the conduct of the same. Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Article. Tenant may not perform any sampling, testing, or drilling to locate any Hazardous Materials on the Premises without Landlord’s prior written consent.
          41.8 Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this clause shall survive any termination of this Lease. At Landlord’s option, Tenant shall perform any required or necessary investigation, repair, cleanup, or detoxification of the Premises. In such case, Landlord shall have the right, in its sole discretion, to approve all plans, consultants, and cleanup standards. Tenant shall provide Landlord on a timely basis with (i) copies of all documents, reports, and communications with governmental authorities; and (ii) notice and an opportunity to attend all meetings with regulatory authorities. Tenant shall comply with all notice requirements and Landlord and Tenant agree to cooperate with governmental authorities seeking access to the Premises for purposes of sampling or inspection. No disturbance of Tenant’s use of the Premises resulting from activities conducted pursuant to this Article shall constitute an actual or constructive eviction of Tenant from the Premises. In the event that such cleanup extends beyond the termination of the Lease, Tenant’s obligation to pay rent (including additional rent and percentage rent, if any) shall continue until such cleanup is completed and any certificate of clearance or similar document has been delivered to Landlord. Rent during such holdover period shall be at market rent; if the parties are unable to agree upon the amount of such market rent, then Landlord shall have the option of (a) increasing the rent for the period of such holdover based upon the increase in the cost-of-living from the third month preceding the commencement date to the third month preceding the start of the holdover period, using such indices and assumptions and calculations as Landlord in its sole reasonable judgment shall determine are necessary; or (b) having Landlord and Tenant each appoint a qualified MAI appraiser doing business in the area; in turn, these two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for Premises as of the expiration of the then current term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the rent is found to be within fifteen percent of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the rent be subject to determination or modification by any person, entity, court, or authority other than as set forth expressly herein, and in no event shall the rent for any holdover period be less than the rent due in the preceding period.
          41.9 Notwithstanding anything set forth in this Lease, Tenant shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly from contamination of Hazardous Materials, which contamination results directly from Hazardous Materials Handled during the Lease Term, and any other period of time during which Tenant is in actual or constructive occupancy of the Premises (i) within the Premises as a result of Handling of any Hazardous Material by any person or entity whatsoever, or (ii) as a result of any Handling of any Hazardous Material done or permitted or suffered to be done by any Tenant Entity, whether inside the Premises or not; provided, however, that in no event shall Tenant be responsible for contamination of Hazardous Materials resulting from contractors, agents or representatives controlled by Landlord. Tenant shall take reasonable precautions to prevent the contamination of the Premises with Hazardous Materials by third parties.
          41.10 It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or sublease if (i) the proposed assignee’s or sublessee’s anticipated use of the premises involves the generation, storage, use, treatment or disposal of Hazardous Materials; (ii) the proposed assignee or sublessee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such assignee’s or sublessee’s actions or use of the property in question; or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a hazardous material.
          41.11 Any of Tenant’s insurance insuring against claims of the type dealt with in this Article shall be considered primary coverage for claims against the Property arising out of or under this Article.
          41.12 In the event of (i) any transfer of Tenant’s interest under this Lease; or (ii) the termination of this Lease, by lapse of time or otherwise, Tenant shall be solely responsible for compliance with any and all then effective federal, state or local laws concerning (i) the physical condition of the Premises, Building, or Property; or (ii) the presence of hazardous or toxic materials in or on the Premises, Building, or Property (for example, the New Jersey Environmental Cleanup Responsibility Act, the Illinois Responsible Property Transfer Act, or similar applicable state laws), including but not limited to any reporting or filing requirements imposed by such laws. Tenant’s duty to pay rent, additional rent, and percentage rent shall continue until the obligations imposed by such laws are satisfied in full and any certificate of clearance or similar document has been delivered to Landlord.
          41.13 All consents given by Landlord pursuant to this Article shall be in writing and shall be attached as amendments to this Lease. If such consents are not attached to this Lease, then such consents will be deemed withheld.
          41.14 Landlord has heretofore delivered to Tenant the following environmental reports: Phase 1 Environmental Acquisition Study by Hygienetics Environmental Services, Inc., dated November 3, 1998; Annual Environmental Audit by PES Environmental, Inc., dated March 28, 2000; Annual Environmental Audit (2001) by PES Environmental, Inc., dated August 27, 2001; Annual Environmental Audit (2002) by PES Environmental, Inc., dated August 29, 2002; Annual Environmental Audit 2003 by Golder Associates Inc., dated September 22, 2003; Annual Environmental Audit (2004) by PES Environmental, Inc., dated September 2, 2004, and Phase I Environmental Site Assessment by PES Environmental, Inc., dated May 2, 2005 (collectively, the “Reports”). Notwithstanding anything to the contrary contained herein, Tenant shall not distribute or disclose or permit the distribution or disclosure of any portion of the Reports or the contents thereof to any tenant, prospective tenant or occupant of the Building or any governmental or quasi-governmental agencies, without first obtaining the prior written consent of Landlord thereto in Landlord’s sole discretion, and Landlord, at Landlord’s election, shall be entitled to have a representative participate in any telephone or other contact made by Tenant to a governmental or quasi-governmental authority or tenant and present at any meeting by Tenant with a governmental authority or tenant. The Reports will be kept strictly confidential and except as required by applicable Laws or court order, without Landlord’s prior written consent, Tenant shall not (a) use the Reports or the contents thereof for any purpose other than in connection with the review by Tenant of the condition of the Building (the “Business Purpose”), or (b) distribute or disclose or permit to be distributed or disclosed any portion of the Reports or the contents thereof to any third party other than Tenant’s directors, officers, employees, agents, attorneys, accountants, financing sources and advisors who (i) are actively and directly participating in the evaluation of the Reports for the Business Purpose, (ii) have a reasonable “need to know” such information, and (iii) have agreed to comply with the terms of this Section 41.14. If Tenant is required by applicable Laws or court order to disclose any information contained in the Reports, Tenant will give Landlord written notice of such requirement promptly upon Tenant becoming aware of same and in any event prior to making any disclosure pursuant thereto, and Tenant will provide such assistance in seeking a protective order or other appropriate relief as Landlord may reasonably request. If Landlord is unable to obtain a protective order or other remedy with respect to such disclosure, Tenant (or such other persons to whom such disclosure request or requirement applies) will disclose or otherwise furnish only the information legally required to be disclosed, as advised by legal counsel, and such disclosure shall be made only to the necessary and appropriate governmental entities. Landlord shall have no obligation to perform any remediation which may be recommended by any Reports. The provisions of this Section shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.
     The terms of this Article 41 are in addition to, not replacement of, Section 1.2 of this Lease.
     42. ROOF SPACE FOR DISH/ANTENNA.
          42.1 During the Term, Tenant shall have the right to use space on the roof of the Building (the “Roof Space”) for the purpose of installing (in accordance with Article 6 of this Lease), operating and maintaining for its own use a dish/antenna or other communication device reasonably approved by the Landlord (the “Dish/Antenna”), which approval shall be given or denied within 15 days of Tenant’s request. Landlord reserves the right, at Landlord’s cost and upon reasonable prior notice to Tenant, to relocate the Roof Space as reasonably necessary during the Term to prevent interference with uses by Landlord or other tenants or occupants of the Project, provided that relocation shall not unreasonably interfere with Tenant’s use of the Dish/Antenna. Notwithstanding the foregoing, Tenant’s right to install the Dish/Antenna shall be subject to the reasonable approval rights of Landlord and Landlord’s architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than twenty (20) days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).
          42.2 Landlord agrees that Tenant, upon reasonable prior written notice to Landlord except in the event of an emergency, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any Tenant Entity.
          42.3 Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or any existing dishes or antennae of other tenants or occupants of the Project. In the event Tenant’s equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment, Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.
          42.4 The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or occupants of the Project or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.
          42.5 In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. In the event the Landlord contemplates roof repairs that could affect Tenant’s Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.
          42.6 Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building. Tenant specifically acknowledges and agrees that the terms and conditions of Article 10 of this Lease shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.
          42.7 If Tenant defaults under any of the terms and conditions of this Section or this Lease, and Tenant fails to cure said default within the time allowed by Article 18 of this Lease, Landlord shall be permitted to exercise all remedies provided under the terms of this Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any. Tenant’s rights pursuant to this Article 42 are not transferable.
     43. HVAC UNITS.
          43.1 Tenant, at its cost, shall be permitted to install on the roof of the Building one (1) or more additional air-cooled stand alone package heating, ventilation and air conditioning system(s) (the “HVAC Units”). If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the HVAC Units (the “Screening”). Tenant shall obtain the advice of a structural engineer as to the placement of the HVAC Units without damaging the Building, and shall provide a copy of such engineer’s report to Landlord and shall follow the recommendations made in such report. The HVAC Units, its appurtenances and Screening, if any, shall be installed in accordance with the terms of Section 6 of this Lease, including, without limitation, the prior approval of Landlord in accordance with Section 6 of this Lease including, without limitation, Landlord’s approval of the precise location of the HVAC Units on the roof of the Building (such area on the roof, as designated by Landlord, being referred to herein as the “HVAC Unit Roof Space”), the manner in which the HVAC Units is lifted to, and installed on, the roof of the Building, and the manner in which the HVAC Units is connected to the Premises. Landlord shall give or deny such approval within 15 days of Tenant’s request.
          43.2 Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the HVAC Unit Roof Space for the purpose of installing, maintaining, repairing and removing the HVAC Units, the appurtenances and the Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, or persons under their direct supervision, will be permitted to have access to the roof of the Building and the HVAC Unit Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the HVAC Unit Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the HVAC Unit Roof Space and the frequency of their visits.
          43.3 Tenant shall be responsible for the cost of all electricity consumed in connection with the operation of the HVAC Units and for the cost of installing a submeter, if required by Landlord, to measure such electrical consumption. Landlord shall maintain the HVAC Units in accordance with Section 7.4 hereinabove.
          43.4 The installation, maintenance, operation and removal of the HVAC Units, the appurtenances and the Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.
          43.5 The HVAC Units, appurtenances, and Screening, if any, shall remain the property of Tenant until the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises, at which time they shall become the property of Landlord; provided, however, that Landlord may, at Landlord’s option, require the Tenant, at Tenant’s expense, to remove the HVAC Units, appurtenances and/or Screening and restore the affected area(s) to the condition they were in prior to installation of such items, ordinary wear and tear excepted, including, without limitation, the patching of any holes in the roof membrane to match, as closely as possible, the color surrounding the area where the HVAC Units, appurtenances and Screening were attached. If Tenant fails to remove such items and/or perform such restoration work, Landlord shall be entitled to do so, at Tenant’s cost.
          43.6 Tenant must provide Landlord with prior written notice of any installation, removal or repair on the roof of the Building and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. If Landlord contemplates roof repairs that could affect Tenant’s HVAC Units, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.
          43.7 Tenant specifically acknowledges and agrees that the terms and conditions of Article 10 of this Lease shall apply with full force and effect to the HVAC Unit Roof Space.
     44. CONFIDENTIALITY. Certain provisions of this Lease will require or give rise to the disclosure and delivery of certain Confidential Information (as defined below) of Tenant. Landlord and Tenant agree that the terms of this Section 44 will govern the release and protection of any such Confidential Information disclosed.
          44.1 Confidential Information. “Confidential Information” shall mean any proprietary or nonpublic information that Tenant expressly identifies to the Landlord as confidential, whether such information is disclosed orally, visually or in writing. The term “Confidential Information” also shall include all notes, analyses or other documents prepared by the Landlord or its representatives which contain, reflect or are based upon, in whole or in part, other Confidential Information. Confidential Information does not, however, include information that: (a) is now, or subsequently becomes generally available to the public through no fault or breach on the part of the Landlord; (b) Landlord can demonstrate to have had rightfully in its possession without an obligation of confidentiality prior to disclosure to the Landlord by the Tenant; (c) Landlord rightfully obtains from a third party who has the right to transfer or disclose it and who provides it without a confidentiality obligation; or (d) is available to the Landlord by lawful analysis of commercially available products.
          44.2 Nondisclosure and Non-Use. Landlord: (a) will take all reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Confidential Information; (b) will not copy, disclose, publish, or disseminate Confidential Information to anyone other than those of its employees or agents who need to know for a reasonable business purpose and who are subject to a written confidentiality agreement with Landlord, whose terms are no less stringent than those of this provision; and (c) will not use Confidential Information other than for a business purpose associated with its role as Landlord under the Lease without the prior written approval of the Tenant in each instance. If Landlord receives notice that it may be required, or ordered by any judicial or governmental entity, to disclose Confidential Information, it will take reasonably necessary steps to give Tenant sufficient prior notice to enable it to contest such requirement or order.
          44.3 Equitable Relief. The parties acknowledge that unauthorized disclosure or use of Confidential Information would cause irreparable harm and significant injury to the Tenant which would be difficult to ascertain and thus Tenant will have the right to seek immediate injunctive relief to enforce obligations under this provision, in addition to any other rights and remedies it may have.
          44.4 Survivability. The obligations set forth in this Section 44 will survive any termination or expiration of the Lease.

     45. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages. The obligations of Tenant under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties any of Tenant’s trustees, directors, officers, partners, beneficiaries, members, stockholder, or employees. Except as provided in Articles 14, 19, 25 and 41 of this Lease, Tenant shall not be liable to Landlord for any lost profits, damage to business or any form of special, indirect or consequential damages.
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LANDLORD:		TENANT:

SFERS REAL ESTATE CORP. U,		CYTYC SURGICAL PRODUCTS, a
a Delaware corporation		California corporation

By:	RREEF Management Company, a
Delaware corporation

By:	/s/ James H. Ida	By:	/s/ Patrick J. Sullivan

Name:	James H. Ida	Name:	Patrick J. Sullivan

Title:	Vice President, District Manager	Title:	President and CEO

Dated:	5/27/05	Dated:	May 25, 2005

EXHIBIT A — FLOOR PLAN DEPICTING THE PREMISES
attached to and made a part of Lease bearing the
Lease Reference Date of May 24, 2005 between
SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord, and
CYTYC SURGICAL PRODUCTS, a California corporation, as Tenant
Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the outside areas of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.
EXHIBIT A-1, page 1

EXHIBIT A-1 — SITE PLAN
attached to and made a part of Lease bearing the
Lease Reference Date of May 24, 2005 between
SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord, and
CYTYC SURGICAL PRODUCTS, a California corporation, as Tenant
Exhibit A-l is intended only to show the general layout of the Project as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Project and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

2

EXHIBIT B — INITIAL ALTERATIONS
attached to and made a part of Lease bearing the
Lease Reference Date of May 24, 2005 between
SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord, and
CYTYC SURGICAL PRODUCTS, a California corporation, as Tenant
1.	Alterations and Allowance.
1.1.	Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Work Letter is attached and all prepaid rental and security deposits and insurance certificates required under such Lease, shall have the right to perform alterations and improvements in the Premises as shown in the Plans attached hereto as Schedule B-1 (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 6 of the Lease, including, without limitation, approval by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld, conditioned or delayed. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

1.2.	Provided there is no Event of Default by Tenant as of the time that Tenant submits any request for payment of any portion of the Allowance, as defined below, Landlord agrees to contribute the sum of up to $1,673,919.00 (the “Allowance”) toward the cost of performing the Initial Alterations in preparation of Tenant’s occupancy of the Premises. Notwithstanding the foregoing, if Landlord declines to disburse any portion of the Allowance based upon a default by Tenant, Tenant shall have the right to resubmit a request for such portion of the Allowance after Tenant cures such a default, and Landlord shall not withhold such portion of the Allowance on account of a default, so long as the Lease is then in full force and effect and Tenant is not otherwise in default of its obligations under the Lease. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for hard costs in connection with the Initial Alterations, and for the cost of the following additional items:
A       approximately 5,000 square foot Class 100,000 clean room
B.       cosmetic upgrades
C.       wiring/cabling installations
D.       interior office/conference room modifications
E.       mechanical and electrical upgrades
F.       furniture and cubicles
The Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (v) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (vi) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; (vii) the fully signed-off Building permit(s); and (viii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. Notwithstanding the foregoing, Landlord shall not deduct the 10% retainage set forth above from disbursements of the Allowance so long as (x) the Allowance is being disbursed by Landlord to Tenant (as opposed to Tenant’s general contractor), and (y) Tenant provides evidence reasonably satisfactory to Landlord that Tenant is deducting not less than a 10% retainage from any amounts payable to the general contractor and any subcontractors performing the Initial Alterations. Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations, and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the costs of the Initial Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Initial Alterations, less the 10% retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

1.3.	If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Work Letter by April 1, 2006, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.

1.4.	Except as expressly otherwise set forth in this Lease, Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance or below with respect to the Additional Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.
2.	Additional Allowance Available to Tenant.
2.1.	Provided there is no Event of Default by Tenant as of the time that Tenant submits any request for payment of any portion of the Allowance, Landlord agrees to contribute an amount not to exceed $309,985.00 (i.e. $5.00 per rentable square foot of the Premises) (the “Additional Allowance”) in order to finance the Tenant’s contribution toward the performance of the Initial Alterations, which Additional Allowance shall be in addition to, not in lieu of the Allowance. Notwithstanding the foregoing, if Landlord declines to disburse any portion of the Additional Allowance based upon an Event of Default by Tenant, Tenant shall have the right to resubmit a request for such portion of the Additional Allowance after Tenant cures such Event of Default, and Landlord shall not withhold such portion of the Additional Allowance on account of the Event of Default, so long as the Lease is then in full force and effect and Tenant is not otherwise in default of its obligations under the Lease. Subject to the foregoing, Landlord shall disburse the Additional Allowance to Tenant subject to and in accordance with the provisions applicable to the disbursement of the original Allowance described in this Exhibit B. In no event shall Tenant be entitled to any disbursement of the Additional Allowance after April 1, 2005. Any Additional Allowance paid to or on behalf of Tenant hereunder shall be repaid to Landlord as additional rent in equal monthly installments throughout the remainder of the first five (5) years of the initial Term, commencing on the first day of the first full calendar month following the date the Additional Allowance is disbursed to Tenant, at an interest rate equal to 9.5% per annum. If Tenant is in default under the Lease after the expiration of applicable cure periods, the entire unpaid balance of the Additional Allowance paid to or on behalf of Tenant shall become immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with a reletting of the Premises by Landlord.

2.2.	Upon request of Landlord, Tenant shall execute an amendment to the Lease or other appropriate agreement, prepared by Landlord, evidencing the amount of the Additional Allowance required by Tenant and the repayment schedule relating to Tenant’s repayment of the Additional Allowance, as described herein. By way of example only, if at the end of the second (2nd) month of the Term of the Lease, Landlord disburses to Tenant (or its contractors) the sum of $100,000.00 constituting the Additional Allowance, then beginning on the first (1st) day of the fourth (4th) month of the Term and continuing each succeeding month of the first five (5) years of the initial Term, Tenant shall pay to Landlord the sum of $2,169.53 as additional rent, in accordance with the terms of Article 3 of the Lease. Anything to the contrary notwithstanding, Tenant shall have the right at any time to prepay the Additional Allowance plus any accrued and unpaid interest in full or in part without penalty or premium.
3.	No Other Space. This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

4.	Landlord Delays.
4.1	Notwithstanding anything to the contrary set forth in the Lease, the Rent Commencement Date shall be delayed by the number of days of delay to Substantially Complete (as defined below) the Initial Alterations in the Premises which is caused solely by a Landlord Delay. As used in this Section, “Landlord Delay” shall mean only an actual delay resulting from the acts or omissions of Landlord or Landlord’s agents, employees or contractors (and not the result of any delay caused by Tenant or caused by strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of Landlord ) including, but not limited to (a) Landlord’s failure to substantially complete installation of a new roof for the Building as set forth in Section 2.1 on or before August 1, 2005, (b) Landlord’s failure to approve or reasonably disapprove Tenant’s plans for the Initial Improvements within ten (10) days following receipt thereof, and (c) Landlord’s withholding of its consent to Tenant’s plans for the Initial Alterations on an unreasonable basis, but shall not include any issues caused by or related to the current condition of the Building and/or Project. The parties hereto specifically acknowledge and agree that any delay in the completion of the Initial Alteration caused by Landlord’s notification to Tenant or its contractor of any violation of Laws, breach of the Building’s and Project’s rules and regulations by Tenant or failure to construct the Initial Alterations in accordance with the approved plans shall not constitute a Landlord Delay.

4.2	Tenant shall promptly notify Landlord in writing (a “Delay Notice”) of any circumstances which have caused or may cause a Landlord Delay, so that Landlord may take whatever action is appropriate to minimize or prevent such Landlord Delay. In the event that Tenant notifies Landlord in writing of a potential Landlord Delay and Landlord fails to cure such Landlord delay within three (3) business days after receipt of the Delay Notice (the “Required Cure Date”), and if such actions, inaction or circumstances otherwise qualify as a Landlord Delay pursuant to Section 4.1 above, then a Landlord Delay shall be deemed to have occurred commencing as of the Required Cure Date and ending as of the date Landlord cures such Landlord Delay. Notwithstanding the foregoing, (a) Landlord shall not be responsible for any Landlord Delay with respect to the period of time prior to the Required Cure Date, and (b) Landlord shall only be responsible for Landlord Delays to the extent that they actually prevent Tenant from Substantially Completing the Initial Alterations by the Rent Commencement Date. Accordingly, the number of days of Landlord Delay shall not exceed the actual number of days between the Rent Commencement Date and the date the Initial Alterations are Substantially Completed.

4.3	For purposes of this Section 4, “Substantially Complete” shall mean the date upon which all of the Initial Alterations have been performed, other than (a) any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant’s use of the Premises, (b) any punch list items, any furniture, fixtures, work-stations, built-in furniture or equipment (even if the same requires installation or electrification by Tenant’s agents), or (c) and any tenant improvement finish items and materials which are selected by Tenant but which are not available within a reasonable time (given the scheduled Rent Commencement Date).

EXHIBIT B-1 — PLANS
attached to and made a part of Lease bearing the
Lease Reference Date of May 24, 2005 between
SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord, and
CYTYC SURGICAL PRODUCTS, a California corporation, as Tenant

EXHIBIT C — COMMENCEMENT DATE MEMORANDUM
attached to and made a part of Lease bearing the
Lease Reference Date of May 24, 2005 between
SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord, and
CYTYC SURGICAL PRODUCTS, a California corporation, as Tenant
COMMENCEMENT DATE MEMORANDUM
     THIS MEMORANDUM, made as of           , 20___, by and between SFERS REAL ESTATE CORP. U, a Delaware corporation (“Landlord”) and CYTYC SURGICAL PRODUCTS, a California corporation (“Tenant”).
Recitals:
A.	Landlord and Tenant are parties to that certain Lease, dated for reference May 24, 2005 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 61,997 square feet at the building commonly known as 301 East Evelyn Avenue, Mountain View, California.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.
     NOW, THEREFORE, Landlord and Tenant agree as follows:
     1. The actual Commencement Date is                     .
     2. The actual Rent Commencement Date is                     .
     3. The actual Termination Date is                     .
     4. The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:
[insert rent schedule]

C-1

     5. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

SFERS REAL ESTATE CORP. U,		CYTYC SURGICAL PRODCUTS, a
a Delaware corporation		a California corporation

RREEF Management Company, a Delaware corporation

By:	DO NOT SIGN	By:	DO NOT SIGN

Name:		Name:

Title:		Title:

Dated:		Dated:

		By:	DO NOT SIGN

Name:

Title:

Dated:

C-2

EXHIBIT D — RULES AND REGULATIONS
attached to and made a part of Lease bearing the
Lease Reference Date of May 24, 2005 between
SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord, and
CYTYC SURGICAL PRODUCTS, a California corporation, as Tenant
1. Intentionally Omitted.
2. If Landlord objects in writing to any window film, curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.
3. Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, Tenant shall be permitted to install door hardware that meets standard industry practice for security services as reasonably required by Tenant. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.
4. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant (subject to Tenant’s right to apply the Allowance and Additional Allowance towards such cost in accordance with the terms of Exhibit B). Other than minor routine repairs and modifications in the ordinary course which are performed in a good and workmanlike manner, no boring or cutting for wires will be allowed without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.
5. Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as reasonably determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.
6. Except as expressly provided in the Lease, Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole discretion.
7. Intentionally Omitted.
8. No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.
9. Tenant shall not bring any other vehicles of any kind into the Building other than battery-operated handlifts that do not exceed 4,700 pounds with a load of 450 pounds. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.
10. Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant’s business except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable on reasonable advance notice and without liability to any tenant, to change the name and address of the Building, provided that Landlord shall be responsible for Tenant’s reasonable cost of replacing its stationery on hand, not to exceed a three (3) month supply, to reflect such change in address.

11. All trash and refuse stored outside the Premises shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles outside the Premises any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.
12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governing authority.
13. Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.
14. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.
15. Except as expressly set forth in the Lease, no person shall go on the roof without Landlord’s permission.
16. Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.
17. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.
18. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project. The rules and regulations shall be generally applicable, and generally applied in a non-discriminatory manner to all tenants of the Project; provided, however, that Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.
19. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building’s common areas and of the Project and for the preservation of good order in and about the Building and the Project. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.
20. Intentionally Omitted.
21. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.
22. Intentionally Omitted.
23. Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.
24. Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be reasonably objectionable to Landlord.
25. Driveways, sidewalks, exits, and entrances of the Project (“Access Areas”) shall not be obstructed by tenants or used by tenants of the Project for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Project or its tenants.

26. Landlord reserves the right to designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner’s expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents. Notwithstanding the foregoing, the overnight parking of motor vehicles of employees then working in the Premises past normal business hours and the occasional parking of motor vehicles overnight (i.e., as a result of occasional business travel by Tenant’s employees) without Landlord’s consent shall not constitute a violation of this rule.
27. No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.
28. During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants of the Project. All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of equipment, wood, pallets, packing materials, barrels and any other debris produced from their operation.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT E — FORM OF GUARANTY OF LEASE
attached to and made a part of Lease bearing the
Lease Reference Date of May 24, 2005 between
SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord, and
CYTYC SURGICAL PRODUCTS, a California corporation, as Tenant
GUARANTY OF LEASE
     FOR VALUE RECEIVED and in consideration for and as an inducement to SFERS REAL ESTATE CORP. U, a Delaware corporation (“Landlord”) to lease certain real property to CYTYC SURGICAL PRODUCTS, a California corporation, as tenant (“Tenant”), pursuant to a lease dated May 24, 2005 (the “Lease”) by and between Landlord and Tenant, the undersigned, CYTYC CORPORATION, a Delaware corporation (“Guarantor”) does hereby unconditionally and irrevocably guarantee to Landlord the punctual payment of all rent and other sums due under the Lease (collectively, “Rent”) payable by Tenant under the Lease throughout the term of the Lease and any and all renewals and extensions thereof in accordance with and subject to the provisions of the Lease, and the full performance and observance of all other terms, covenants, conditions and agreements therein provided to be performed and observed by Tenant under the terms of the Lease, for which the undersigned shall be jointly and severally liable with Tenant. If any default on the part of Tenant shall occur under the Lease, the undersigned does hereby covenant and agree to pay to Landlord upon demand in each and every instance such sum or sums of money and to perform each and every covenant, condition and agreement under the Lease as Tenant is and shall become liable for or obligated to pay or perform under the Lease, together with the costs reasonably inclined by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees. Such payments of Rent and other sums shall be made monthly or at such other intervals as the same shall or may become payable under the Lease, including any accelerations thereof, all without requiring any notice from Landlord (other than any notice required by the Lease) of such non-payment or non performance, all of which the undersigned hereby expressly waives.
     The maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease and to secure the performance of any of the other terms, covenants and conditions of the Lease shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Tenant under the Lease. The undersigned does hereby consent that without affecting the liability of the undersigned under this Guaranty and without notice to the undersigned, time may be given by Landlord to Tenant for payment of Rent and such other sums and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgence granted, from time to time, or Tenant may be dispossessed or Landlord may avail itself of or exercise any or all of the rights and remedies against Tenant provided by law or by the Lease, and may proceed either against Tenant alone or jointly against Tenant and the undersigned or against the undersigned alone without first prosecuting or exhausting any remedy or claim against Tenant. The undersigned does hereby further consent to any subsequent change, modification or amendment of the Lease in any of its terms, covenants or conditions, or in the Rent payable thereunder, or in the premises demised thereby, or in the term thereof, and to any assignment or assignments of the Lease, and to any subletting or sublettings of the premises demised by the Lease, and to any renewals or extensions thereof, all of which may be made without notice to or consent of the undersigned and without in any manner releasing or relieving the undersigned from liability under this Guaranty.
     The undersigned does hereby agree that the bankruptcy of Tenant shall have no effect on the obligations of the undersigned hereundcr. The undersigned does hereby further agree that in respect of any payments made by the undersigned hereunder, the undersigned shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Landlord so as to compete with Landlord as a creditor of Tenant, unless and until all claims of Landlord under the Lease shall have been fully paid and satisfied.
     The undersigned hereby waives and agrees not to assert: (a) any right to require Landlord to proceed against Tenant, or any other guarantor or person or to pursue any other security or remedy before proceeding against the undersigned; (b) any defense based on the validity or enforceability of any provisions of the Lease other than those to do with the payment of Rent; (c) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Tenant or any other person; and (d) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Tenant of the subrogation rights of the undersigned or of the right of the undersigned to proceed against Tenant for reimbursement. The undersigned waives any right, statutory, or otherwise, for itself to require or for Tenant to require Landlord to apply rents received toward the obligations of the undersigned under this Guaranty, or to otherwise prioritize the receipt of rents as against the obligations of the undersigned under this Guaranty. The undersigned hereby waives and agrees not to assert (x) any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices (including notices of any adverse change in the financial status of Tenant, notices of any other facts which increase the risk to the undersigned, notices of non-performance and notices of acceptance of this Guaranty) and protests of each and every kind; (y) the defense of any statute of limitations in any action under or related to this Guaranty or the Lease to the extent the time period of such statute of limitations would be shorter than that available to Tenant under; and (z) any right or defense based on a lack of diligence or failure or delay by Landlord in enforcing its rights under this Guaranty or the Lease. The undersigned hereby waives and agrees not to assert or take advantage of any right to (i) exoneration if Landlord’s actions shall impair any security or collateral of the undersigned; (ii) any security or collateral held by Landlord; (iii) require Landlord to proceed against or exhaust any security or collateral before proceeding against the undersigned; and (iv) require Landlord to pursue any right or remedy for the benefit of the undersigned. Without limiting the generality of any of the covenants and agreements of the undersigned set forth in this Guaranty, the undersigned hereby waives any and all benefits of the provisions of Sections 2809, 2810, 2819, 2822, 2845, 2848, 2849 and 2850 of the California Civil Code and any similar or analogous statutes of California or any jurisdiction.
     Until all the Tenant’s obligations under the Lease are fully performed, the undersigned (a) shall have no right of subrogation or reimbursement against the Tenant by reason of any payments or acts of performance by the undersigned under this Guaranty, (b) subordinates any liability or indebtedness of the Tenant now or hereafter held by the undersigned to the obligations of the Tenant under, arising out of or related to the Lease or Tenant’s use of the Premises; provided that so long as there is no Event of Default by Tenant under the Lease, the foregoing subordination shall not prevent Guarantor from receiving quarterly dividends from Tenant that are generally distributed by Tenant in the ordinary course of business; and (c) acknowledges that the actions of Landlord may affect or eliminate any rights of subrogation or reimbursement of the undersigned as against Tenant without any liability or recourse against Landlord.
     Neither this Guaranty nor any of the provisions hereof can be modified, waived or terminated, except by a written instrument signed by Landlord. The provisions of this Guaranty shall apply to, bind and inure to the benefit of the undersigned and Landlord and their respective heirs, legal representatives, successors and assigns. As used herein, the term “Tenant” means the Tenant specifically named in the Lease and also any assignee or subtenant of said Lease and any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise including, without limitation, any trustee in bankruptcy and any bankruptcy estate of Tenant, Tenant’s assignee or sublessee. The undersigned, if there be more than one, shall be jointly and severally liable hereunder, and for purposes of such several liability the word “undersigned” wherever used herein shall be construed to refer to each of the undersigned parties separately, all in the same manner and with the same effect as if each of them had signed separate instruments, and this Guaranty shall not be revoked or impaired as to any of such parties by the death of another party or by revocation or release of any obligations hereunder of any other party.
     If Landlord should retain counsel to validly enforce this Guaranty or any covenants or obligations hereunder (without the filing of an action), then Guarantor shall pay to Landlord, upon demand, all reasonable attorneys’ fees, and all other costs and expenses incurred in connection with such enforcement, in addition to all other amounts due hereunder. If either party participates in an action against the other party arising out of or in connection with this Guaranty or any covenants or obligations hereunder, then the prevailing party shall be entitled to have or recover from the other party all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder. This Guaranty shall be governed by and construed in accordance with the internal laws of the state where the premises demised by the Lease are located. For the purpose solely of litigating any dispute under this Guaranty, the undersigned submits to the jurisdiction of the courts of said state. The undersigned hereby waives any right to trial by jury and further waives and agrees not to assert or take advantage of any defense based on the claim that any arbitration decision binding upon Landlord or Tenant is not binding on the undersigned.

     Any notice or other communication to be given to Landlord or the undersigned hereunder shall be in writing and sent in accordance with the notice provisions of the Lease. Notices to Landlord shall be delivered to Landlord’s address set forth in the Lease. Notices to the undersigned shall be addressed as follows:
Cytyc Corporation
250 Campus Drive
Maryborough, Massachusetts 01752
Attn:
With a copy to:
Cytyc Corporation
250 Campus Drive
Marlborough, Massachusetts 01752
Attn: General Counsel
In the event Guarantor’s notice address as set forth above changes, Guarantor agrees to provide written notice to Landlord of such change in address.
     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date of the Lease.

GUARANTOR:

CYTYC CORPORATION, a Delaware corporation

By:

Name:

Title:

Dated:

EXHIBIT F — HAZARDOUS MATERIALS QUESTIONNAIRE
attached to and made a part of Lease bearing the
Lease Reference Date of April 4, 2005 between
SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord, and
CYTYC SURGICAL PRODUCTS, a California corporation, as Tenant
This questionnaire is designed to solicit information regarding Tenant’s proposed use, generation, treatment, storage, transfer or disposal of hazardous or toxic materials, substances or wastes. If this Questionnaire is attached to or provided in connection with a lease, the reference herein to any such items shall include all items defined us “Hazardous Materials,” “Hazardous Substances,” “Hazardous Wastes,” “Toxic Materials,” “Toxic Substances, “Toxic Wastes,” or such similar definitions contained in such lease. Please complete the questionnaire and return it to Landlord for evaluation. If your use of materials or substances, or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management. Submission to Landlord of this Hazardous Materials Questionnaire or Landlord’s request for additional information shall not deemed consent by Landlord to Tenant’s use of the materials disclosed herein. Your cooperation in this matter is appreciated. If you have any questions, do not hesitate to call us for assistance.
1.	PROPOSED TENANT

Name (Corporation, Individual, Corporate or Individual DBA, or Public Agency): CYTYC SURGICAL PRODUCTS

Standard Industrial Classification Code (SIC): 3845

Street Address: 1047 Elwell Ct.

City, State, Zip Code: Palo Alto, CA 94303

Contact Person & Title: David Duka (Facility MGR)

Telephone Number: (650) 335-2634 Facsimile Number: (650) 335-2672

2.	LOCATION AND ADDRESS OF PROPOSED LEASE

Street Address: 301 East Evelyn Ave

City, State, Zip Code: Mt. View CA 94039

Bordering Streets: Whisman / Ferry Morse Way

Streets to which Premises has Access: Evelyn / Ferry Morse Way

3.	DESCRIPTION OF PREMISES

Floor Area: 61,997 Sq Feet

Number of Parking Spaces: Approx 248 Spaces Available for 301 E. Evelyn Tenant Use

Date of Original Construction:

Past Uses of Premises: Electronic / Computer Businesses etc.

Dates and Descriptions of Significant Additions, Alternations or Improvements: —Test fit to be provided Alterations would run from May / June 2005 through April 2006
[Illegible] Additions, Alterations or Improvements, if any: (*Layout already provided)
4.	DESCRIPTION OF PROPOSED PREMISES USE

Describe proposed use and operation of Premises including (i) services to be performed, (ii) nature and types of manufacturing or assembly processes, if any, and (iii) the materials or products to be stored at the Premises.

Finished devices will be stored, and sold to customers through phone/fax/computer orders. Light mfg. of devices, inspection, research and development, HR and Admin, Acctg., I.T., etc. Mfg. Eng.

Will the operation of your business at the Premises involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials? Do they now?” Yes ☑ No ☐ If the answer is “yes,” or if your SIC code number is between 2000 to 4000, please complete Section V.

5.	PERMIT DISCLOSURE

Does or will the operation or any facet of your business at the Premises require any permits, licenses or plan approvals from any of the following agencies?

U.S. Environmental Protection Agency	Yes ☑	No ☐
City or County Sanitation District	Yes ☐	No ☑
State Department of Health Services	Yes ☐	No ☑
U.S. Nuclear Regulatory Commission	Yes ☐	No ☑
Air Quality Management District	Yes ☐	No ☑
Bureau of Alcohol, Firearms and Tobacco	Yes ☐	No ☑
City or County Fire Department	Yes ☑	No ☐
Regional Water Quality Control Board	Yes ☐	No ☑
Other Governmental Agencies (if yes, identify:	Yes ☐	No ☑
; )
If the answer to any of the above is “yes,” please indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

U.S. EPA #ID CAL000188467 (Renews Yearly)
FDID # 700152 CUPA (P.A. Fire Dept Haz-Mat Regulatory Dept) 3/1/06
If your answer to any of the above is “yes,” please complete Sections VI and VII.
6.	HAZARDOUS MATERIALS DISCLOSURE

Will any hazardous or toxic materials or substances be stored on the Premises? Yes ☑ No ☐ If the answer is “yes,” please describe the materials or substances to be stored, the quantities thereof and the proposed method of storage of the same (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material/	Quantity to be Stored		Amount to be Stored	Maximum Period of
Substance	on Premises	Storage Method	on a Monthly Basis	Premises Storage

See attached Hazardous Materials Disclosure Listing.
Attach additional sheets if necessary.
Is any modification of the Premises improvements required or planned to mitigate the release of toxic or hazardous materials substance or wastes into the environment? Yes ☐ No ☑ If the answer is “yes,” please describe the proposed Premises modifications:

7.	HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business at the Premises? Yes ☑ No ☐ If the answer is “yes,” please list the hazardous waste which is expected to be generated (or potentially will be generated) at the Premises, its hazard class and volume/frequency of generation on a monthly basis.

			Maximum Period of
Waste Name	Hazard Class	Volume/Month	Premises Storage

Alcohol Wipes	3	55 gal drum	3-4 weeks

(some waste oil)	(See “HAZARDOUS MATERIALS DISCLOSURE LISTING” for types of alcohol used with the “Wipes”)

Attach additional sheets if necessary.
If the answer is “yes,” please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method
Alcohol Wipes	Steel Drum
Waste Oil	Plastic container
Used/Evacuated Devices — Container (50 gallon) provided by Stericycle
Attach additional sheets if necessary.
If the answer is “yes,” please also describe the method(s) of disposal for each waste. Indicate where disposal will take place including the methods, equipment and companies to be used to transport the waste:
Disposal by CSP contract w/Romic Environmental Inc.
They pick up waste matl’s monthly.
We are their customer #44458100
Is any treatment or processing of hazardous wastes to be conducted at the Premises? Yes ☐ No ☑ If the answer is “yes,” please describe proposed treatment/processing methods:

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises? (Please list all agencies):
Romic Environmental
Stericycle Inc.
Fire Department CUPA Program

Have there been any agency enforcement actions regarding Tenant (or any affiliate thereof), or any existing Tenant’s (or any affiliate’s) facilities, or any past, pending or outstanding administrative orders or consent decrees with respect to Tenant or any affiliate thereof? Yes ☐ No ☑ If the answer is “yes,” have there been any continuing compliance obligations imposed on Tenant or its affiliates as a result of the decrees or orders? Yes ☐ No ☐ If the answer is “yes,” please describe:

Has Tenant or any of its affiliates been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries? Yes ☐ No. ☑ If the answer is “yes,” please describe:

Are there any pending citizen lawsuits, or have any notices of violations been provided to Tenant or its affiliates or with respect to any existing facilities pursuant to the citizens suit provisions of any statute? Yes ☐ No ☑ If the answer is “yes,” please describe:

Have there been any previous lawsuits against the company regarding environmental concerns? Yes ☐ No ☑ If the answer is “yes,” please describe how these lawsuits were resolved:

Has an environmental audit ever been conducted at any of your company’s existing facilities? Yes ☐ No. ☑ If the answer is “yes,” please describe:

Does your company carry environmental impairment insurance? Yes ☑ No ☐ If the answer is “yes,” what is the name of the carrier and what are the effective periods and monetary limits of such coverage?
Chubb Insurance — April 10, 2005 — Aug. 1, 2008
($ Limits are being verified 5/5/05)
/s/ David Duka
8.	EQUIPMENT LOCATED OR TO BE LOCATED AT THE PREMISES

Is (or will there be) any electrical transformer or other equipment containing polychlorinated biphenyls located at the Premises? Yes ☐ No ☐ If the answer is “yes,” please specify the size, number and location (or proposed location):

Not that I am aware of

Is (or will there be) any tank for storage of a petroleum product located at the Premises? Yes ☐ No ☑ If the answer is “yes,” please specify capacity and contents of tank; permits, licenses and/or approvals received or to be received therefor and any spill prevention control or conformance plan to be taken in connection therewith:

9.	ONGOING ACTIVITIES (APPLICABLE TO TENANTS IN POSSESSION)

Has any hazardous material, substance or waste spilled, leaked, discharged, leached, escaped or otherwise been released into the environment at the Premises? Yes ☐ No. ☑ If the answer is “yes,” please describe including (i) the date and duration of each such release, (ii) the material, substance or waste released, (iii) the extent of the spread of such release into or onto the air, soil and/or water, (iv) any action to clean up the release, (v) any reports or notifications made of filed with any federal, state, or local agency, or any quasi-governmental agency (please provide copies of such reports or notifications) and (vi) describe any legal, administrative or other action taken by any of the foregoing agencies or by any other person as a result of the release:

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below. (TO THE BEST OF MY KNOWLEDGE)
DATED: 5/5/05

Signature:	/s/ David Duka
Name:	David Duka
Title:	Facility Manager

HAZARDOUS MATERIALS DISCLOSURE (CYTYC Surgical Products)	Date: May 5, 2005	(page 1 of 2 )
*Addendum to “Exhibit F” Hazardous Materials Questionnaire

(L)= LIQUID (G)= GAS (S)= SOLIDS	Updated by (name): D. Duka

Material/Substance	Qty. to be Stored	Storage Method	Amt. Stored Monthly	Max. Period Storage
(L) Ethyl Alcohol	15 - 20 Ga.	Chem. Fire Cabinet	20 Ga. Rotate w/new inventory	60-90 days
(L) Alcohol 70% Isopropyl	16 Ga.	Chem. Fire Cabinet	20 Ga. Rotate w/new	60-90 days
(L) 100% Alcohol (2-propanol)	12 Ga.	Chem. Fire Cabinet	20 Ga. Rotate w/new	60-90 days
(L) Acetone	2 Qt.	Chem. Fire Cabinet	2 Qt.	± (1 year) or until expiration
(L) Solder Flux-Water soluble	3 Ga.	Chem. Fire Cabinet	4 Ga.	± (1 year) or until expiration
(L) Solder flux-Low residue	9 Ga.	Chem. Fire Cabinet	12 Ga.	± (1 year) or until expiration
(L) Silvertex T-46 Oil	5 Ga.	Metal containment w/pump	10 Ga.	6 months then rotate new
(L) Staycoat 1150 Oil	10 Ga.	Metal Cabinet	10 Ga.	60 - 120 days
(L) Cidex disinfectant solution	4 Ga.	Fire Cabinet Chem	5 Ga.	60 - 150 days
(L) Sporicidin Disinfencant	4 Ga.	Metal Fire Cabinet	5 Ga.	60 - 150 days
(L) Liquinox cleaning detergent liquid	7 Ga.	Metal Cabinet	10 Ga.	60 - 150 days
(L) Zepamine a disinfectant sanitizer	2 Ga.	Metal Cabinet	4 Ga.	60 - 150 days
(L) Zepatiack a disinfectant sanitizer	3 Ga.	Metal Cabinet	4 Ga.	60 - 150 days
(L) Clorox bleach	4 Ga.	Metal Cabinet	5 Ga.	60 - 150 days
(L) Foam hand wash Alcohol	24 (5oz cans)	Metal Cabinet	24 (5 oz cans)	(1 year) or until expiration
(L) Electrolyte MSC 8	2 Qt.	Fire-Chem Cabinet	2 Qt	(1 year) or until expiration
(L) APC cleaner	1 Qt.	Fire-Chem Cabinet	2 Qt.	(1 year) or until expiration

HAZARDOUS MATERIALS DISCLOSURE (CYTYC Surgical Products)	Date: May 5, 2005	(page 2 of 2 )
*Addendum to “Exhibit F” Hazardous Materials Questionnaire

(L)= LIQUID (G)= GAS (S)= SOLIDS	Updated by (name): D. Duka

Material/Substance	Qty. to be Stored	Storage Method	Amt. Stored Monthly	Max. Period Storage
(L) Loctite 3011 Adhesive	1 Liter	Fire-Chem Cabinet	1 Liter	(1 yr) or until expire
(L) Loctite 3051 Adhesive	1 Liter	Fire-Chem Cabinet	1 Liter	(1 yr) or until expire
(L) Loctite 3491 Adhesive	2 Liters	Fire-Chem Cabinet	2 Liters	(1 yr) or until expire
(L) Loctite 7649 Adhesive	2 oz.	Fire-Chem Cabinet	6 oz.	(1 yr) or until expire
(L) Loctite 4014 Adhesive	9 bottles (6 oz)	Refrigerator in CER	54 - 72 oz (9-12 bottles)	(1 yr) or until expire
(L) Loctite 4013 Adhesive	6 bottles (6 oz)	Refrigerator in CER	54 - 72 oz (9-12 bottles)	(1 yr) or until expire
(L) Med 361 Silicone fluid	57 Grams	Fire-Chem Cabinet	57 grams	(1 yr) or until expire
(L) Cutting oil/tap fluid	1 Pint	Machine Shop	1 Pint	(1 yr) or until expire
(L) Weld on 2354 solvent cement	1 Pint	Fire-Chem Cabinet	1 Pint	(1 yr) or until expire
(L) EPO-Tek Epoxy 353ND	1/2 Pint	Fire-Chem Cabinet	1/2 Pint	(1 yr) or until expire
(G) CO2 Cylinders	16 gram x 40,000	Cabinet	<10,000 Cylinders	8 - 10 Months

EXHIBIT G — FORM OF SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT
attached to and made a part of Lease bearing the
Lease Reference Date of May 24, 2005 between
SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord, and
CYTYC SURGICAL PRODUCTS, a California corporation, as Tenant
This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is entered into as of this ___day of May, 2005, by and among CYTYC SURGICAL PRODUCTS, A CALIFORNIA CORPORATION (“Tenant”), SUMITOMO MITSUI BANKING CORPORATION (“Agent”) and SFERS REAL ESTATE CORP. U (“Landlord”).
A. Pursuant to a lease dated April ___, 2005 (the “Lease”) between Landlord and Tenant, Tenant is a tenant of a certain building (the “Building”) on that certain real property described on Exhibit A annexed hereto located in Mountain View, State of California (the “Land”). Borrower’s interest in the Building and the Land shall be referred to herein as “Property”). The Property is part of a larger complex (“Complex”) known as the Mountain View Corporate Center.
B. Agent is Administrative Agent on behalf of Lenders party to a Credit Agreement dated as of___(the “Credit Agreement”) with respect to, among other things, making a Loan to Landlord in the amount of $28,000,000.00 with interest thereon, evidenced by a certain Promissory Note secured by, among other things, a Mortgage, Assignment of Leases and Security Agreement (the “Mortgage”) constituting a valid lien upon the Property, and secured by an Assignment of Landlord’s interest in the Lease as more particularly set forth in a certain Assignment of Leases and Rents.
C. As a condition precedent to obtaining the Loan, Agent has required that Landlord and Tenant make certain agreements with Agent with respect to the Lease for the benefit of the Lenders party to the Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing facts and mutual covenants contained herein, the parties hereto do hereby agree as follows:
1. Assignment. Tenant hereby acknowledges and agrees that it has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Agent as security for the obligations secured by the Mortgage and consents to such assignment. In the event Agent gives written notice to Tenant of the occurrence of an Event of Default under the Mortgage and demands that Tenant pay its sums due under the Lease directly to Agent, Tenant shall honor such demand and pay such sums due under the Lease directly to Agent or as otherwise directed pursuant to such notice. In complying with these provisions, Tenant shall be entitled to rely solely upon the notices given by Agent and Landlord hereby permits said direct payments to be made and further agrees to indemnify and hold Tenant harmless from and against any and all loss, claim, damage or liability arising out of Tenants compliance with such notice. Tenant shall be entitled to full credit under the Lease for any rents paid to Agent in accordance with the provisions of this Paragraph to the same extent as if such rents were paid directly to Landlord.
2. Subordination. Subject to the terms hereof and by its execution hereof Tenant acknowledges that the Mortgage in favor of Agent, and any renewals, modifications, consolidations, replacements and extensions thereof shall remain a lien on the Property until such time when fully paid or otherwise disposed of pursuant to the terms thereof prior and superior to the Lease (including specifically, without limitation, any option to purchase or rights of first refusal affecting the Property, or any portion thereof contained therein), the leasehold estate created thereby and Tenant’s right, title and interest in the Property as if the Mortgage had been executed, delivered and duly recorded in the appropriate land records prior to the execution and delivery of the Lease.
3. Attornment. If the interest of Landlord in the Property and under the Lease shall be acquired by Agent by reason of foreclosure of the Mortgage or any other act or proceeding(s) made or brought to enforce the rights of the Agent, including, but not limited to, by deed in lieu of foreclosure or as a result of any other means, then the Lease and all terms therein, and the rights of Tenant thereunder, shall continue in full force and effect and shall not be altered, terminated, or disturbed, except in accordance with the terms of the Lease, and Tenant shall be bound to Agent and Agent shall be bound to Tenant, subject to the terms hereof under all of the terms, covenants and conditions of the Lease for the balance of the terms, and any renewals thereof with the same force and effect as if the Agent were the Landlord under the Lease. In the event Agent acquires the interest of Landlord, Tenant hereby agrees to attorn to Agent as his landlord, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto, immediately upon Agent succeeding to the interest of Landlord under the Lease with written notice of same being delivered to Tenant. Upon receipt by Tenant of said written notice from Agent that Agent has succeeded to the interest of Landlord under the Lease, Tenant will make all payments of monetary obligations due by Tenant under the Lease at the address provided by Agent in the notice. Tenant agrees, however, upon the election of and written demand by Agent within sixty (60) days after Agent receives title to Property, to execute an instrument in confirmation of the foregoing provisions, satisfactory to Agent and Tenant, in which Tenant shall acknowledge this agreement to attorn which shall set forth the terms and conditions hereof and shall not be deemed or construed, in any way, as expanding or modifying Tenant’s obligations as tenant under the Lease, except where specifically set forth herein.
4. Nondisturbance. If it becomes necessary to foreclose the Mortgage, Mortgagee will not terminate the Lease nor join Tenant in summary or foreclosure proceedings so long as Tenant is not in default under any of the terms, covenants or conditions of said Lease beyond applicable grace periods after notice thereof or if in default, the same shall be cured. If Agent shall succeed to the interests of Landlord under the Lease, Agent shall be bound to the Tenant under all of the terms, covenant and conditions of the Lease, and Agent agrees to recognize Tenant and further agrees that Tenant shall not be disturbed in its possession or use, of the Property, said nondisturbance to be effective and self-operative without the execution of any other instrument(s) on the part of either party hereto, immediately upon Agent succeeding to the interest of Landlord under the Lease, of the Property for any reason other than one which would entitle Landlord to terminate the lease under its terms or would cause, without any further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant from the Property. Tenant shall, from and after Agent’s succession to the interests of Landlord under the Lease, have the same remedies against Agent for the breach of any provision contained in the Lease that Tenant might have had under the Lease against Landlord if Agent had not succeeded to the interests of Landlord under the Lease, provided further, however, that Agent except as expressly set forth in the Lease shall not be:
     (a) personally liable for any acts or omissions of any prior landlord (including, but not limited to, Landlord); or
     (b) subject to any offsets or defenses which Tenant may have against any prior landlord (including, but not limited to, Landlord); or
     (c) liable for any consequential damages attributable to any acts or omissions of any prior landlord (including, but not limited to, Landlord); or
     (d) obligated to give Tenant a credit for or acknowledge any rent or any other sums not delivered to Agent which Tenant has paid to Landlord in excess of the rent due under the Lease at the time Agent gave Tenant notice of its succession to the Landlord’s interest; provided however, that Mortgagee shall be bound by any estimated monthly payments on account of additional rent which Tenant is required to pay to any holder of Landlord’s interest under the Lease in accordance with the provisions of the Lease; or
     (e) liable for the repayment of any monies paid by Tenant under the Lease except that Agent as a successor to Landlord shall be liable for the repayment of a security deposit if payable to Tenant and Landlord fails to pay even if Agent as successor to Landlord has not received the security deposit; or
     (f) obligated to commence or complete any construction or contribute toward construction or installation of any improvements required under the Lease, or expand or rehabilitate existing improvements thereon, or restore improvements following any casualty not required to be insured under the Lease or pay the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under the Lease, provided however that: (i) Agent shall cause to be applied to restoration required under the Lease all proceeds of casualty insurance received by or under the control of Agent and (ii) nothing herein shall relieve agent from its obligation to fund the balance of Allowance or the Additional Allowance, to the extent that the same have not been fully funded by the Landlord prior to the time that Agent succeeds Landlord as the holder of Landlord’s interest under the Lease; or
     (g) liable for any damages or other relief attributable to any latent or patent defects in construction; or
     (h) liable for any costs or expenses related to any indemnification provided by any prior landlord (including, but not limited to, Landlord) with respect to the presence or clean-up of any hazardous substances or materials in, on, under or about the leased premises; or

     (i) obligated to enforce any restriction on competition beyond the Building or Property; or
     (j) bound by any amendment or modification of the Lease made without its consent and knowledge, which consent shall not be unreasonably withheld, and which consent shall not be required with respect to amendments which ratify the exercise by Tenant of its rights under the Lease (e.g. the exercise of Tenant’s renewal option).
Additionally, in such event, Tenant shall be bound to Agent, and Agent shall be bound to Tenant, subject to the terms hereof under all of the terms, covenants and conditions of the Lease, and Agent and Tenant shall, from and after Agent’s succession to the interest of Landlord under the Lease, have the same remedies against each other for the breach of any provision contained in the Lease that they might have had under the Lease against each other if Agent were the original Landlord under the Lease.
4A. Nothing herein shall relieve Mortgagee of its obligations as party-landlord arising from and after the Succession Date (defined below). Without limiting the foregoing, nothing herein shall relieve Mortgagee of its obligations to perform any maintenance or repairs which are required to be performed by the holder of Landlord’s interest under the Lease based upon the fact that the need for such maintenance or repairs first arose prior to the Succession Date.
5. Limitations on Liability. Neither this Agreement, the Assignment, nor anything to the contrary in the Lease shall, prior to the date (“Succession Date”) which is the earlier to occur of: (i) the date that Mortgagee first takes title to the Property, or (ii) the date that Mortgagee first takes possession of the Property, operate to give rise to or create any responsibility or liability for the control, care, management or repair of the Property upon Agent, or impose responsibility for the carrying out by Agent of any of the covenants, terms and conditions of the Lease, or constitute Agent a “mortgagee in possession,” nor shall said instrument operate to make Agent responsible or liable for any waste committed on the Property by any person whatsoever, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss, injury or death to any tenant, licensee, invoice, guest, employee, agent or stranger unless Agent becomes Landlord. In the event Agent becomes substitute landlord, Agent may assign its interest as substitute landlord without notice to, the consent of or the assumption of any liability to any other party hereto, so long as Landlord’s obligations under the Lease and this Agreement, are fully assumed by said Assignee, who shall be deemed by Agent to be a commercially reasonable Assignee, provided however that Agent as successor Landlord shall be responsible for the performance of continuing obligations of Landlord existing after such acquisition.
Anything herein or in the Lease to the contrary notwithstanding, in the event that Agent shall acquire title to the leased premises, Agent shall have no obligation, nor incur any liability beyond the then-existing interest, if any, of Agent in the Complex and Tenant shall look exclusively to such interest of Agent in the Complex for the payment and discharge of any obligations imposed upon Agent hereunder or under the Lease, and Agent is hereby released and relieved of any other liability hereunder and under the Lease. As regards Agent, Tenant shall look solely to the estate or interest owned by Agent in the Complex and Tenant will not collect or attempt to collect any judgment out of any other assets of Agent. By executing this Agreement, Landlord specifically acknowledges and agrees that nothing contained in this Section shall impair, limit, affect, lessen, abrogate or otherwise modify the obligations of Landlord to Tenant under the Lease. Agent’s interest (as such term is used herein) in the leased premises shall include Agent’s equity in the Complex, rents, protests and issues from the leased premises and proceeds from casualty or condemnation affecting the Complex.
6. Warranties and Representations. Tenant hereby warrants, represents, covenants and agrees to and with Agent:
     (a) not to alter or modify the Lease except as provided in Section 4(j) hereof, or cancel, terminate or surrender Lease, except as provided therein or herein;
     (b) after the date hereof (except as otherwise expressly provided in the Lease), not to enter into any agreement with Landlord, its successors or assigns, which grants any concession with respect to the Lease or which reduces the rent called for thereunder without the express written consent of Agent;
     (c) after the date hereof (except as otherwise expressly provided in the Lease), not to create any offset or claims against rents, or prepay rent more than thirty (30) days in advance;
     (d) that Tenant is now lessee of the leasehold estate created by the Lease and shall not hereafter assign the Lease except as permitted by the terms of the Lease;

     (e) to promptly certify in writing to Agent, in connection with any proposed assignment of the Mortgage, whether or not, to the knowledge of Tenant, any default on the part of Landlord is claimed to exist under the Lease, and what any such claimed default factually involves; and
     (f) not to voluntarily subordinate the Lease to any other lien or encumbrance without Agent’s prior written consent (except as otherwise expressly provided in the Lease).
7. No Waiver. Notwithstanding any other provision of this Agreement, where Agent acquires Landlord’s interest in and possession of the Premises and a Landlord default has occurred and is continuing, Tenant shall not be considered as having waived its rights to require that Agent remedy such default it the Landlord default continues after the Succession Date. In that case, Agent shall have no liability for Landlord’s default as it applies to the period before the Succession Date, but shall be liable for any failure to cure such continuing default thereafter, provided only that Agent receives the benefit of any notice and cure period required by the Lease or hereunder. Without limiting the foregoing, nothing herein shall relieve Agent of its obligation to perform any maintenance or repairs required to be performed by Landlord after the Succession Date based upon the fact that the need for such maintenance or repairs first arose prior to the Succession Date.
8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.
9. Notice and Cure. In the event that Landlord shall default in the performance or observance of any of the terms, conditions or agreement in the Lease, Tenant shall give written notice thereof to Agent and Agent shall have the right but not the obligation) to cure such default. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in the Lease, then the Agent, provided such is not a failure to provide Essential Services or access to the Premises for which Tenant may exercise self-help, shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such thirty (30) days Agent has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued. Specifically preserved hereby are any rights Tenant may have to cure in the event of an emergency, or otherwise, and to set-off and deduct the cost of same from rent, as may be provided in the Lease; provided prior written notice of the exercise of such rights is delivered to Agent, and it is expressly understood by Leader that Agent’s permission is not, in any way, required.
10. Binding Effect; Definitions. The provisions of this Agreement shall be covenants running with the Property, and shall be binding upon and inure to the benefit of the respective parties hereto and their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns, including without limitation (a) any person who shall obtain, directly or by assignment or conveyance, any interest in the Mortgage, (b) any transferee; or (c) any person who shall obtain any interest in the Property, whether through foreclosure or otherwise. Furthermore, the provisions of this Agreement shall be binding upon any guarantor of Tenants obligations under the Lease. As used herein the term “Tenant” shall include Tenant, its successors and assigns; the words “foreclosures and “foreclosure sale” as used herein shall be deemed to include the acquisition of Landlord’s estate in the Property by voluntary deed (or assignment) in lieu of foreclosure; and the word “Agent” shall include Agent herein specifically named in its capacity as Administrative Agent under the Credit Agreement and any successor Administrative Agent thereunder, and anyone who shall have succeeded to Landlord’s interest in the Property by, through or under foreclosure of the Mortgage.
11. Entire Agreement. This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease and leasehold interest of Tenant to the Mortgage in favor of Agent, and, with respect to Agent and Tenant only, shall supersede and cancel any prior agreements as to such, or any, subordination, including, but not limited to, those provisions, if any, contained in the Lease, which provide for the subordination of the lease and leasehold interest of Tenant to a deed or deeds of trust or to a mortgage or mortgages to be thereafter executed, and shall not be modified or amended except writing signed by all parties hereto.
12. Consideration. Tenant declares, agrees and acknowledges that it intentionally and unconditionally waives, relinquishes and subordinates the Lease and leasehold interest in favor of the lien of the Mortgage above mentioned to the extent set forth in this Agreement, and, in consideration of this waiver, relinquishment and subordination, specific loans and advances are being and will be made and, as part and parcel thereof specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

13. Invalidity or Unenforceability. If any term, covenants or condition of this Agreement other than the effectiveness of the non-disturbance intention is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.
14. Number and Gender. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and, words in the singular number shall be held to include the plural, when the sense requires.
15. Notice. Any notice required or allowed by this Agreement shall be in writing and shall be (i) hand-delivered, effective upon receipt, or (ii) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (iii) served by certified mail, postage prepaid, return receipt requested, deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time; addressed to the party intended to receive the same at the address set forth below:
If to Tenant:
Cytyc Surgical Products
301 East Evelyn Avenue
Mountain View, California
with a copy to:
c/o Cytyc Corporation
250 Campus Drive
Marlborough, Massachusetts 01752
Attn: General Counsel
If to Landlord:
SFERS Real Estate Corp. U
1310 Tully Road, Suite 110
San Jose, California 95122
If to Agent:

The parties may, by written notice to the others, designate a different mailing address for notices
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDER:	SUMITOMO MITSUI BANKING CORPORATION

Date:	By:

Its:

Date:	By:

Its:

Tenant:	CYTYC SURGICAL PRODUCTS, A CALIFORNIA CORPORATION

Date:	By:

Its:

Landlord:	SFERS REAL ESTATE CORP. U By RREEF MANAGEMENT COMPANY, A DELAWARE CORPORATION,

Its agent

Date:	By:

Its:
STATE OF CALIFORNIA

, ss	May ___, 2005
               Then personally appeared the above-named ___, ___of SUMITOMO MITSUI BANKING CORPORATION, and acknowledged the foregoing instrument to be the free act and deed of such corporation, before me.

Notary Public
My commission expires:
STATE OF CALIFORNIA

, ss	May ___, 2005
               Then personally appeared the above-named ___, ___of CYTYC SURGICAL PRODUCTS, A CALIFORNIA CORPORATION and acknowledged the foregoing instrument to be the free act and deed of said corporation, before me.

Notary Public
My commission expires:

STATE OF CALIFORNIA

, ss	May ___, 2005
               Then personally appeared the above-named ___, ___of SFERS REAL ESTATE CORP. U, and acknowledged the foregoing instrument to be the free act and deed of said corporation, before me.

Notary Public
My commission expires:

LANDLORD CONSENT TO SUBLEASE
     THIS LANDLORD CONSENT TO SUBLEASE (“Consent Agreement”) is entered into as of May 14, 2007, by and among SFERS REAL ESTATE CORP. U, a Delaware corporation (“Landlord”), CYTYC SURGICAL PRODUCTS, a California corporation (“Sublandlord”), and CONCENTRIC MEDICAL, INC., a Delaware corporation (“Subtenant”).
RECITALS:
     A.     Landlord, as landlord, and Sublandlord, as tenant, are parties to that certain lease agreement dated as of May 24, 2005 (as the same may have been amended, the “Lease”) pursuant to which Landlord has leased to Sublandlord certain premises containing approximately 61,997 rentable square feet (the “Premises”) of the building located at 301 East Evelyn Avenue, Mountain View, California (the “Building”). The Building is a part of the project commonly known as Mountain View Corporate Center.
     B.     Sublandlord and Subtenant have entered into (or are about to enter into) that certain sublease agreement dated as of April 19, 2007, attached hereto as Exhibit A (the “Sublease”) pursuant to which Sublandlord has agreed to sublease to Subtenant the entire premises leased by Sublandlord (the “Sublet Premises”).
     C.     Sublandlord and Subtenant have requested Landlord’s consent to the Sublease.
     D.     Landlord has agreed to give such consent upon the terms and conditions contained in this Consent Agreement.
     NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:
     1.     Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease is attached hereto and made a part hereof as Exhibit A, and Sublandlord and Subtenant agree that the Sublease with respect to Landlord and/or the Sublet Premises shall not be modified without Landlord’s prior written consent, which consent shall not be unreasonably withheld.
     2.     Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant (subject to any consents required in the Lease), (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease and this Consent Agreement. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease and this Consent Agreement.

     3.     Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises (with references therein to “Tenant” to be deemed to refer to “Subtenant”), provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations. Notwithstanding the foregoing, to the extent the same is legally permissible, Sublandlord may satisfy such insurance obligation for itself and on behalf of Subtenant.
     4.     No Release. Nothing contained in the Sublease or this Consent Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, is not bound by any terms, provisions, representations or warranties contained in the Sublease and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.
     5.     Administrative Fee. Upon Sublandlord’s execution and delivery of this Consent Agreement, Sublandlord shall pay to Landlord the sum of $1,000.00 in consideration for Landlord’s review of the Sublease and the preparation and delivery of this Consent Agreement. In addition, Sublandlord shall pay to Landlord, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering the proposed sublease of the Premises. Sublandlord shall make such payment to Landlord no later than thirty (30) days from Sublandlord’s receipt of an invoice from Landlord documenting such expenses.
     6.     No Transfer. Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublet Premises or the Sublease to any person or entity without the written consent of Landlord in accordance with the terms and conditions of the Lease.
     7.     Lease. The parties agree that the Sublease is subject and subordinate to the terms of the Lease, and all terms of the Lease, other than Sublandlord’s obligation to pay Monthly Installments of Rent or as otherwise provided in Sections XIV and XV of the Sublease, are incorporated into the Sublease. Subtenant shall not violate any provisions of the Lease, including without limitation the Rules and Regulations attached thereto, as such Rules and Regulations may be modified in accordance with the Lease. Subtenant shall not violate any provisions of the Lease. In no event shall the Sublease or this Consent Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Lease. It is hereby acknowledged and agreed that any provisions in the Sublease which limit the manner in which Sublandlord may amend the Lease are binding only upon Sublandlord and Subtenant as between such parties. Landlord shall not be bound in any manner by such provisions and may rely upon

Sublandlord’s execution of any agreements amending or terminating the Lease subsequent to the date hereof notwithstanding any contrary provisions in the Sublease.
     8.     Parking and Services. Any parking rights granted to Subtenant pursuant to the Sublease shall be satisfied out of the parking rights, if any, granted to Sublandlord under the Lease. Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials.
     9.     Attornment. If the Lease or Sublandlord’s right to possession thereunder terminates for any reason prior to expiration of the Sublease, Subtenant agrees, at the written election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Sublease for the remainder of the term of the Sublease. In the event of any such election by Landlord, Landlord will not be (a) liable for any rent paid by Subtenant to Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord, unless same has been transferred to Landlord by Sublandlord; (b) liable for any act or omission of Sublandlord under the Lease, Sublease or any other agreement between Sublandlord and Subtenant or for any default of Sublandlord under any such documents which occurred prior to the effective date of the attornment; (c) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to the effective date of the attornment; (d) bound by any changes or modifications made to the Sublease without the written consent of Landlord, (e) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Sublet Premises which Sublandlord agreed would be transferred to Subtenant or which Sublandlord agreed could be used by the Subtenant during the term of the Sublease, or (f) liable for the payment of any improvement allowance, or any other payment, credit, offset or amount due from Sublandlord to Subtenant under the Sublease. If Landlord does not elect to have Subtenant attorn to Landlord as described above, the Sublease and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Sublandlord’s right to possession thereunder. The terms of this Section 9 supercede any contrary provisions in the Sublease.
     10.     Payments under the Sublease. If at any time Sublandlord is in default under the terms of the Lease, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant fails to deliver its Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above and fails to cure such failure within the cure period permitted under the Lease, then Landlord shall have the right to remove any signage of Subtenant, at Subtenant’s cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.
     11.     Excess Rent. If Landlord is entitled to any excess rent from Sublandlord pursuant to the terms of the Lease, then, in addition to all rent otherwise payable by Sublandlord to Landlord under the Lease, Sublandlord shall also pay to Landlord the portion of the excess rent to which Landlord is entitled under the Lease, in the manner described in the Lease. Landlord’s failure to bill Sublandlord for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.
     12.     Sublandlord Notice Address. If Sublandlord is subleasing the entire Premises or otherwise vacating the Premises, Sublandlord’s new address for notices to Sublandlord under the Lease shall be as follows: 250 Campus Drive, Marlborough, MA 01752, Attn: Chief Financial Officer; and if no address is filled in at the preceding blank (or if a post office box address is used for the preceding blank), then Landlord may continue to send notices to Sublandlord at the address(es) provided in, and in accordance with the terms of, the Lease.
     13.     Landlord further agrees that (a) Landlord shall accept cure by Subtenant of defaults by Sublandlord under the Lease; (b) the release and waiver of subrogation in Section 12 of the Lease shall apply as between Landlord and Subtenant; (c) Subtenant may, without Landlord’s prior written consent, sublet the Sublet Premises or assign the Sublease as described in Sections 9.7 and 9.8 of the Lease, provided however that such right shall be personal to the Subtenant named herein only and not to any subtenant or assignee of such named Subtenant; and (d) Landlord hereby consents to Subtenant’s (i) use of the Sublet Premises as described in Section IV(A) of the Sublease, (ii) use of Hazardous Materials in the Sublet Premises as described in Exhibit C of the Sublease, and (iii) signage and alterations to the Sublet Premises as described in Sections VIII(A) and Exhibit D to the Sublease and Subtenant’s use of Hollander Smith as its contractor; however, Landlord reserves the right to require removal of such alterations at the end of the Lease term and restoration of the Sublet Premises in accordance with the terms of the Lease.
     14.     Authority. Each party to this Consent Agreement represents hereby that the person executing this Consent Agreement on its behalf has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Sublandlord and Subtenant hereby represent and warrant that, to the best of their knowledge, neither Sublandlord nor Subtenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Sublandlord and Subtenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, default under the Lease will be deemed to have occurred, without the necessity of notice to Sublandlord and Subtenant.

     15.     Limitation of Landlord’s Liability. Redress for any claim against Landlord under this Consent Agreement shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Consent Agreement, if any, are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Sublandlord and/or Subtenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the date set forth above.

SUBLANDLORD: CYTYC SURGICAL PRODUCTS, a California corporation
By:	/s/ Timothy M. Adams
Name:	Timothy M. Adams
Title:	Senior VP, CEO and Treasurer

SUBTENANT: CONCENTRIC MEDICAL, INC., a Delaware corporation
By:	/s/ Gary Curtis
Name:	Gary Curtis
Title:	Chief Executive Officer and Director

LANDLORD: SFERS REAL ESTATE CORP. U, a Delaware corporation
By:	RREEF Management Company,
a Delaware corporation, its Authorized Agent

By:	/s/ Mary Blaser
Name:	Mary Blaser
Title:	Vice President, District Manager

Signature Page to Landlord Consent to Sublease

EXHIBIT A
SUBLEASE AGREEMENT